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SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
HEXCEL CORPORATION
(Name of Registrant as Specified In Its Charter)

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Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

April 15, 2005

Dear Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, May 19, 2005 at 10:30 a.m., in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut.

        Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached proxy statement.

        Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the accompanying reply envelope. If you decide to attend the annual meeting and wish to change your vote, you may do so by voting in person at the annual meeting.

        We look forward to seeing you at the annual meeting.

Sincerely,
David E. Berges Chairman of the Board, Chief Executive Officer and President

Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 19, 2005

        The Annual Meeting of Stockholders of Hexcel Corporation will be held in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 19, 2005 at 10:30 a.m. Stockholders will be asked to vote on the following matters:

          1.     To elect ten individuals (H. Arthur Bellows, Jr., Joel S. Beckman, Jeffrey C. Campbell, David E. Berges, Sandra L. Derickson, James J. Gaffney, Sanjeev K. Mehra, Peter M. Sacerdote, Robert J. Small and Martin L. Solomon) to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

          2.     To approve the Management Incentive Compensation Plan, as amended and restated

          3.     To approve Hexcel's 2003 Incentive Stock Plan, as amended and restated

          4.     To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005

          5.     To transact such other business as may properly come before the meeting

        Stockholders of record at the close of business on March 31, 2005 will be entitled to vote at the meeting and any adjournments. A list of these stockholders will be available for inspection at the executive office of Hexcel and will also be available for inspection at the annual meeting.

By order of the Board of Directors
Ira J. Krakower Senior Vice President, General Counsel and Secretary

Dated: April 15, 2005

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND COMPLETE THE
ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
PRE-ADDRESSED, POSTAGE-PAID, RETURN ENVELOPE.

Hexcel Corporation

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on May 19, 2005

THE MEETING

General

        We are providing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors for use at the annual meeting to be held in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 19, 2005 at 10:30 a.m., and at any adjournments. Each copy of this proxy statement is accompanied by a proxy card for use at the annual meeting.

Matters to be Considered at the Meeting

        The proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail elsewhere in this proxy statement.

        The board of directors does not intend to bring any matter before the annual meeting except as described in the attached notice. The board of directors is unaware of any matter that anyone else intends to present for action at the annual meeting. The persons named on the enclosed proxy card, or their duly constituted substitutes acting at the annual meeting, will be authorized to vote at their discretion on any matters unknown at this time which properly come before the meeting.

Record Date; Voting Rights; Quorum

        The board of directors has fixed the close of business on March 31, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. This proxy statement and the enclosed proxy card are being mailed on or about April 15, 2005 to holders of record of Hexcel common stock, Hexcel series A convertible preferred stock and Hexcel series B convertible preferred stock on the record date. We refer to the series A convertible preferred stock and series B convertible preferred stock as the "series A preferred stock" and "series B preferred stock," and we refer to the series A preferred stock and the series B preferred stock together as the "preferred stock." We refer to the common stock and the preferred stock together as Hexcel's "capital stock." On the record date, there were 54,286,819 shares of Hexcel common stock outstanding held by 1,333 stockholders of record, 101,084 shares of series A preferred stock outstanding held by ten stockholders of record and 47,125 shares of series B preferred stock held by five stockholders of record. Each share of Hexcel common stock entitles the holder to one vote on each matter to be acted upon at the annual meeting. Each share of series A preferred stock could, at the holder's option, be converted into 333 1/3 shares of common stock, and therefore entitles the holder to 333 1/3 votes on each matter to be acted upon at the annual meeting. Each share of series B preferred stock could, at the holder's option, be converted into 65.206 shares of common stock, and therefore entitles the holder to 65.206 votes on each matter to be acted upon at the annual meeting. We refer to the number of votes the holder of a share of capital stock is entitled to cast as the share's "voting power" and the aggregate of all votes entitled to be cast by a holder of capital stock as that holder's "total voting power." In calculating the number of votes to which a holder of series A preferred stock or series B preferred stock is entitled, any fractional shares are disregarded (after applying the conversion formula separately to the shares of series A preferred stock and the shares of series B preferred stock held by the holder).

        The presence, either in person or by proxy, of the holders of our outstanding capital stock representing a majority of the total voting power of Hexcel entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

        Investment entities controlled by The Goldman Sachs Group, Inc., which we refer to as the "Goldman Sachs investors," hold capital stock that together represent approximately 24% of Hexcel's total voting power as of the record date. Affiliates of Berkshire Partners LLC and Greenbriar Equity Group LLC, which we refer to collectively as the "Berkshire/Greenbriar investors," hold preferred stock representing approximately 20% of Hexcel's total voting power as of the record date. The Goldman Sachs investors acquired their common stock in December 2000 from Ciba Specialty Chemicals Holding Inc. The Goldman Sachs investors acquired their preferred stock on March 19, 2003 directly from Hexcel. The Berkshire/Greenbriar investors also acquired their preferred stock on March 19, 2003 directly from Hexcel. We refer to the issuance and sale of preferred stock by Hexcel to the Goldman Sachs investors and to the Berkshire/Greenbriar investors on March 19, 2003 as the "preferred stock sale."

        The Goldman Sachs investors are subject to restrictions regarding how they can vote their shares of capital stock under the terms of a governance agreement they entered into with us. The Berkshire/Greenbriar investors are subject to restrictions regarding how they can vote their shares of preferred stock under the terms of a stockholders agreement they entered into with us. In accordance with these restrictions, each of the Goldman Sachs investors and the Berkshire/Greenbriar investors have indicated they will vote their shares of capital stock in favor of each of the nominees for election to the board of directors. They have also indicated they will vote in favor of the other proposals described in this proxy statement.

Proxies

        All shares of Hexcel capital stock entitled to vote and represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted as follows:

        FOR election of each of the nominees to the board of directors

        FOR approval of the Management Incentive Compensation Plan, as amended and restated

        FOR approval of the 2003 Incentive Stock Purchase Plan, as amended and restated

        FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005

        If any other matters are properly presented for consideration at the annual meeting, the persons named on the enclosed proxy card, or their duly constituted substitutes acting at the annual meeting, may vote on the other matters at their discretion.

        If you give a proxy in response to this solicitation, you may revoke the proxy at any time before it is voted. You may revoke a proxy by signing a subsequent proxy and delivering it to the Secretary of Hexcel before or at the annual meeting, or by attending the meeting and voting in person. You can also revoke your proxy by filing a written notice of revocation with the Secretary of Hexcel before or at the annual meeting. You should send any subsequent proxy or notice of revocation to Hexcel

Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901-3238, Attention: Secretary, or you may deliver it to the Secretary at the annual meeting.

        We will pay the cost of solicitation of the proxies. In addition to solicitation by use of the mail, directors, officers and employees of Hexcel may solicit proxies in person or by telephone or other means of communication. We will not pay additional compensation for this solicitation, although we may reimburse reasonable out-of-pocket expenses. We will request that brokers and nominees who hold shares of Hexcel capital stock in their names furnish proxy solicitation materials to beneficial owners of the shares, and we will reimburse the brokers and nominees for reasonable expenses incurred by them.

ELECTION OF DIRECTORS

Agreements with Investors

        On March 19, 2003, the board of directors was reconstituted in accordance with the terms of the governance agreement with the Goldman Sachs investors and the stockholders agreement with the Berkshire/Greenbriar investors. Each of the governance agreement and the stockholders agreement provides that the board of directors shall consist of ten directors. In particular, based on the total voting power currently held by the Goldman Sachs investors and by the Berkshire/Greenbriar investors, the governance agreement and stockholders agreement, taken together, require that the board of directors be composed of:

  •
  three directors designated by the Goldman Sachs investors;

  •
  two directors designated by the Berkshire/Greenbriar investors; and

  •
  five directors who are independent of the Goldman Sachs investors and the Berkshire/Greenbriar investors. We refer to these directors as "non-investor directors."

        The governance agreement requires that, so long as the Goldman Sachs investors own 10% or more of the total voting power of Hexcel, any slate of nominees for election to the board of directors must include at least one but not more than three nominees of the Goldman Sachs investors. The stockholders agreement requires that, so long as the Berkshire/Greenbriar investors own 10% or more of the total voting power of Hexcel, any slate of nominees for election to the board of directors must include at least one but not more than two nominees of the Berkshire/Greenbriar investors. Under both the governance agreement and the stockholders agreement, the "total voting power" of a person means the portion of all votes that may be cast in the election of directors represented by the common stock and preferred stock held by such person, with the votes represented by the preferred stock equal to the number of shares of common stock into which the preferred stock could be converted. In addition, under the governance agreement and stockholders agreement, in determining the total voting power of a person for the above purpose only, we consider as held by that person and as outstanding all common stock that could be issued to that person upon the exercise or conversion of any securities, such as options, beneficially held by that person.

        In particular, the Goldman Sachs investors are entitled to:

  •
  three nominees if they own 20% or more of the total voting power of Hexcel and continue to hold capital stock representing more than two-thirds of the total voting power they held upon the closing of the preferred stock sale

  •
  two nominees if either they own 20% or more of the total voting power of Hexcel and hold capital stock representing two-thirds or less of the total voting power they held upon the closing of the preferred stock sale, or they own less than 20% but at least 15% of the total voting power of Hexcel and continue to hold capital stock representing more than one-third of the total voting power they held upon the closing of the preferred stock sale

  •
  one nominee if either they own less than 20% but at least 15% of the total voting power of Hexcel and hold capital stock representing one-third or less of the total voting power they held upon the closing of the preferred stock sale, or they own less than 15% but at least 10% of the total voting power of Hexcel.

        The Berkshire/Greenbriar investors are entitled to:

  •
  two nominees if they own 15% or more of the total voting power of Hexcel and continue to hold capital stock representing more than one-third of the total voting power they held upon the closing of the preferred stock sale

  •
  one nominee if either they own 15% or more of the total voting power of Hexcel and hold capital stock representing one-third or less of the total voting power they held upon the closing of the preferred stock sale, or they own less than 15% but at least 10% of the total voting power of Hexcel.

        Under the governance agreement, each nominee other than the nominees of the Goldman Sachs investors must be a "non-Goldman Sachs investor nominee," which means the nominee:

  •
  is not and has never been an officer, partner, employee or director of any of the Goldman Sachs investors,

  •
  has no affiliation or compensation, consulting or contractual relationship with any of the Goldman Sachs investors that would cause a reasonable person to regard the person as likely to be unduly influenced by any such Goldman Sachs investor, and

  •
  is designated by the directors not nominated to the board by the Goldman Sachs investors.

        However, we have agreed with the Berkshire/Greenbriar investors that, so long as Joel S. Beckman is a director nominated by the Berkshire/Greenbriar investors, he qualifies as a "non-Goldman Sachs investor nominee," notwithstanding that Mr. Beckman was previously a managing director with Goldman Sachs. We have also agreed with the Berkshire/Greenbriar investors that, so long as Robert J. Small is a director nominated by the Berkshire/Greenbriar investors, he qualifies as a "non-Goldman Sachs investor nominee," notwithstanding that Mr. Small was previously employed by Goldman Sachs.

        Under the stockholders agreement, each nominee other than the nominees of the Berkshire/Greenbriar investors must be a "non-Berkshire/Greenbriar nominee," which means the nominee:

  •
  is not and has never been an officer, partner, employee or director of any of the Berkshire/Greenbriar investors,

  •
  has no affiliation or compensation, consulting or contractual relationship with any of the Berkshire/Greenbriar investors that would cause a reasonable person to regard the person as likely to be unduly influenced by any such Berkshire/Greenbriar investor, and

  •
  is designated by the directors not nominated by the Berkshire/Greenbriar investors.

        Each non-investor director nominee must be designated by both:

  •
  a majority vote of the group of directors other than the Goldman Sachs directors (currently seven directors), as specified in the governance agreement, and

  •
  a majority vote of the group of directors other than the Berkshire/Greenbriar directors (currently eight directors), as specified in the stockholders agreement.

        The Goldman Sachs investors are required to vote their shares of capital stock in favor of the nominees for director determined in accordance with the governance agreement. The Berskshire/Greenbriar investors are required to vote their shares of capital stock in favor of the nominees for director determined in accordance with the stockholders agreement.

        The Goldman Sachs investors and the Berkshire/Greenbriar investors beneficially own approximately 24% and 20%, respectively, of the total voting power of Hexcel as of the record date. In accordance with the governance agreement and the stockholders agreement, the following individuals have been nominated for election to the board of directors:

  •
  Sanjeev K. Mehra, James J. Gaffney and Peter M. Sacerdote (the nominees of the Goldman Sachs investors)

  •
  Joel S. Beckman and Robert J. Small (the nominees of the Berkshire/Greenbriar investors)

  •
  H. Arthur Bellows, Jr., David E. Berges, Jeffrey C. Campbell, Sandra L. Derickson and Martin L. Solomon (the non-investor director nominees).

        All nominees for election to the board of directors are currently serving as directors of Hexcel. The board recommends that you vote for the election of all nominees for director.

        Shares represented by an executed and returned proxy card will be voted for the election of the ten nominees recommended by the board of directors, unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable to serve, the shares of capital stock represented by the proxy card will be voted for an alternate person designated in accordance with the governance agreement and the stockholders agreement. We are not aware of any nominee who will be unable to or will not serve as a director.

        A plurality of the votes cast in person or by proxy at the annual meeting is required to elect directors. Under the rules of the New York Stock Exchange, brokers who hold shares in "street name" have the authority to vote on some matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Delaware law, in determining whether the proposal to elect directors has received the requisite vote, a proxy marked to withhold authority to vote will be disregarded to the extent that the vote is withheld and will have no effect on the outcome of the vote.

Information Regarding the Directors

        Set forth below is certain information concerning our current directors as of March 15, 2005. All current directors have been nominated for re-election to the board of directors. There are no family relationships among any of our executive officers or directors.

Name	Age	Director Since	Position(s) With Hexcel
David E. Berges	55	2001	Chairman of the Board; Chief Executive Officer; President; Director
Joel S. Beckman	49	2003	Director
H. Arthur Bellows, Jr.	67	2000	Director
Jeffrey C. Campbell	44	2003	Director
Sandra L. Derickson	52	2002	Director
James J. Gaffney	64	2000	Director
Sanjeev K. Mehra	46	2000	Director
Peter M. Sacerdote	67	2000	Director
Robert J. Small	38	2003	Director
Martin L. Solomon	68	1996	Director

        DAVID E. BERGES has served as Chairman of the board of directors and Chief Executive Officer of Hexcel since July 2001, and as President of Hexcel since February 2002. Mr. Berges also serves on Hexcel's finance committee. Prior to joining Hexcel, Mr. Berges was President of the Automotive Products Group of Honeywell International Inc. from 1997 to July 2001 and Vice President and General Manager, Engine Systems and Accessories, at AlliedSignal Aerospace from 1994 to 1997. Mr. Berges was President and Chief Operating Officer of Barnes Aerospace, a division of Barnes Group Inc., from 1992 to 1994, and President of their Windsor Manufacturing Division from 1986 to 1992. Mr. Berges spent the first fifteen years of his career in a variety of managerial and technical positions with the General Electric Company. Mr. Berges joined the board of directors of Dana Corporation in April 2004.

        JOEL S. BECKMAN has been a director of Hexcel since March 2003, and is a member of Hexcel's finance committee. Mr. Beckman is a Managing Partner of Greenbriar Equity Group LLC, a private equity fund focused exclusively on making investments in transportation and transportation-related companies. Prior to founding Greenbriar in 2000, Mr. Beckman was a Managing Director and Partner of Goldman, Sachs & Co., which he joined in 1981. Mr. Beckman is a member of the Board of Directors of Tinnerman Palnut Engineered Products, Inc., and American Tire Distributors, Inc., a member of the Board of Trustees of the University of Rochester and is active in various civic organizations.

        H. ARTHUR BELLOWS, JR. has been a director of Hexcel since December 2000. Mr. Bellows also serves as Chair of the audit committee and is a member of the nominating and corporate governance and compensation committees of Hexcel. He has served as Chairman of Braeburn Associates, a private merchant banking firm, since 1999, and Chairman of The Finance Network, a private financial services firm, since 1999. Mr. Bellows was President, Chief Operating Officer and a director of Audits & Surveys Worldwide, Inc., an international market research firm, from 1995 to March 1999, and continued to serve as a director until March 2002. In 1967, he founded The Triangle Corporation, a manufacturer of hand tools, aerosol chemicals, diagnostic equipment for automobiles and various hardware products, and served as its Chairman, President and Chief Executive Officer from its founding to March, 1995. Mr. Bellows was elected to the Board of Directors of Beacon Roofing Supply, Inc. in January 2005, and also acts as an officer and director of various civic organizations.

        JEFFREY C. CAMPBELL has been a director of Hexcel since November 2003, and is a member of the audit and finance committees of Hexcel. Mr. Campbell has served as Executive Vice President and Chief Financial Officer of McKesson Corporation, a leading healthcare services, information technology and distribution company, since January 2004. Mr. Campbell was Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, from June 2002 to December 2003, served as a Vice President of American Airlines from 1998 to June 2002 and served in various management positions of American Airlines from 1990 to 1998.

        SANDRA L. DERICKSON has been a director of Hexcel since February 2002. Ms. Derickson is Chair of the nominating and corporate governance committee, and is a member of the compensation committee. Since May 2004, Ms. Derickson has served as Vice Chair of HSBC Finance Corporation, a wholly owned subsidiary of HSBC Holdings, plc, one of the largest banking and financial services organizations in the world. She is responsible for its Retail Services, Insurance Services, Taxpayer Financial, Auto Finance and UK operations. In March 2005, she was also named Group General Manager of HSBC Holdings, plc and given additional responsibility for its Mortgage Services operation, HSBC Mortgage Corporation, and Corporate Marketing. From September 2000 to May 2004, she served first as the Chief Executive Officer of HSBC Retail Services and then as Group Executive for the Retail Services, Insurance Services and Refund Lending businesses, before being named Vice Chair. From 1976 to 1999, Ms. Derickson held various management positions with General Electric Capital Corporation, the last of which was President of GE Capital Auto Financial Services, the largest non-captive auto leasing business in the world, from 1991 to 1999. Ms. Derickson was also an officer of the General Electric Company from 1991 to 1999.

        JAMES J. GAFFNEY has been a director of Hexcel since December 2000 and is a member of the audit committee of Hexcel. From 1997 to June 2003 he served as Vice Chairman of Viking Pacific Holdings Ltd., a conglomerate based in New Zealand. From 1997 to June 2003, he served as a consultant to private investment funds affiliated with Goldman, Sachs & Co. in relation to these funds' investments in Viking Pacific Holdings Ltd. and Vermont Investments Limited. From 1995 through 1997, Mr. Gaffney served as Chairman of the Board and Chief Executive Officer of General Aquatics, Inc., which manufactures swimming pool equipment and constructs swimming pools. From 1993 through 1995 he was President and Chief Executive Officer of KDI Corporation, a conglomerate which was involved in swimming pool construction and manufactured products for a variety of industries. He also is a director of SCP Pool, Inc., Imperial Sugar Inc., Beacon Roofing Supply Inc., iPCS, Inc. and of various private companies.

        SANJEEV K. MEHRA has been a director of Hexcel since December 2000 and served as Co-Chairman of the board of directors of Hexcel from May 2001 until July 2001. Mr. Mehra also serves as Chair of the finance committee and is a member of the compensation and nominating and corporate governance committees of Hexcel. Mr. Mehra joined Goldman, Sachs & Co. in 1986, and has served since 1996 as a Managing Director in the Principal Investment Area of its Merchant Banking Division and serves on the Principal Investment Area Investment Committee. Mr. Mehra is a director of Nalco Holding Company, Madison River Telephone Company, L.L.C. and various privately held companies and is a member of the Board of Trustees of Trout Unlimited.

        PETER M. SACERDOTE has been a director of Hexcel since December 2000. Mr. Sacerdote has been an Advisory Director of Goldman, Sachs & Co. since May 1999. He joined Goldman, Sachs & Co. in 1964 and served as a general partner from 1972 through 1990 and a limited partner from 1991 to 1999. He also serves as a director of Qualcomm Incorporated and Franklin Resources, Inc. He is also a director and /or officer of various civic organizations.

        ROBERT J. SMALL has been a director of Hexcel since March 2003 and is a member of Hexcel's compensation and nominating and corporate governance committees. Mr. Small joined Berkshire Partners LLC in 1992 and has been a Managing Director of Berkshire Partners since January 2000. He has been a director of several consumer, manufacturing, business service and transportation companies in which Berkshire Partners has invested, and is currently a director of Amscan Holdings, Inc. and Active Aero Group.

        MARTIN L. SOLOMON has been a director of Hexcel since May 1996 and served as Co-Chairman of the Board of Hexcel from May 2001 until July 2001. Mr. Solomon also serves as chair of the compensation committee and is a member of the finance and nominating and corporate governance committees of Hexcel. From July 1997 to April 2000, Mr. Solomon was the Chairman and Chief Executive Officer of American Country Holdings, Inc., an insurance holding company. From August 2000 until February 2001, he served as Co-Chairman, and he remained a director until American Country was acquired in April 2002. Mr. Solomon has been a self-employed investor since 1990. Mr. Solomon was a director and Vice Chairman of the board of directors of Great Dane Holdings, Inc., which is engaged in the manufacture of transportation equipment, automobile stamping, the leasing of taxis and insurance, from 1985 to 1996, Managing Partner of Value Equity Associates I, L.P., an investment partnership, from 1988 to 1990, and was an investment analyst and portfolio manager of Steinhardt Partners, an investment partnership, from 1985 to 1987. Mr. Solomon has been a director of Telephone and Data Systems, Inc. since 1997.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

Independence of Directors

        In February 2005, the board of directors affirmatively determined that each of our directors other than Mr. Berges, our Chairman, Chief Executive Officer and President, meets the director independence requirements of the listing standards of the NYSE. In making this determination, our board considered all relevant facts and circumstances including whether a director has a "material relationship" with Hexcel as contemplated by the NYSE listing standards. In particular, with respect to Messrs. Beckman, Mehra, Sacerdote and Small, our board considered, among other things, that these four directors hold senior management positions with the Goldman Sachs investors (in the case of Messrs. Mehra and Sacerdote) and the Berkshire/Greenbriar investors (in the case of Messrs. Beckman and Small), and considered the relationships and transactions between Hexcel and each of the Goldman Sachs investors and the Berkshire/Greenbriar investors. These relationships and transactions are described in detail above under "Election of Directors—Agreements with Investors" and below under "Certain Relationships and Related Transactions" on page 40. In concluding that these relationships and transactions do not result in a material relationship between Hexcel and any of Messrs. Beckman, Mehra, Sacerdote and Small, the board considered, among other things, that many of the investors' rights and obligations arise directly as a result of the investors' Hexcel stock ownership, and that the fees and expenses paid with respect to the preferred stock investment made in 2003 and a secondary offering of common stock in December 2004, and incurred in connection with certain other services performed by the Goldman Sachs investors, are not material to the investors. Under the applicable NYSE listing standards, Mr. Berges is not independent by virtue of his being employed by Hexcel.

Meetings and Standing Committees of the Board of Directors

  General

        During 2004 there were seven meetings of the board of directors and twenty-one meetings in the aggregate of the four standing committees of the board of directors. Each of the incumbent directors who served on the board of directors and its committees during 2004 attended or participated in at least 75% of the aggregate number of board of directors meetings and applicable committee meetings held during 2004 during the time such person was a director. A director is expected to regularly attend and participate in meetings of the board and of committees on which the director serves, and to attend the annual meeting of stockholders. All of our directors attended the 2004 annual meeting of stockholders.

        The board of directors has established the following standing committees: audit committee; compensation committee; finance committee; and nominating and corporate governance committee. The board of directors may establish other special or standing committees from time to time. Members of committees serve at the discretion of the board of directors. The governance agreement requires that, as long as the Goldman Sachs investors have the right to designate at least two directors for election to the board of directors, each committee of the board of directors will include at least one director nominated by the Goldman Sachs investors. The stockholders agreement requires that, as long as the Berkshire/Greenbriar investors have the right to designate at least two directors for election to the board of directors, each committee of the board of directors will include at least one director nominated by the Berkshire/Greenbriar investors. However, if under the listing standards of the New York Stock Exchange or any other applicable law or rule, no Goldman Sachs investor nominee or Berkshire/Greenbriar nominee is eligible to serve on a particular committee, then that committee will consist solely of non-Goldman Sachs nominees and/or non-Berkshire/Greenbriar nominees, as the case may be.

        Each of our four standing committees operates under a charter adopted by the board. The charters of the nominating and corporate governance, audit and compensation committees require that all members of these committees be independent as required by NYSE listing standards. In addition, our board of directors has adopted a set of corporate governance guidelines. All of these documents can be viewed on the investor relations section of our website, www.hexcel.com, under "corporate governance." You may obtain a copy of any of these documents, free of charge, by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826.

  Audit Committee

        The audit committee assists the board's oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm's qualifications, independence and performance, and our internal audit function. During 2004 the audit committee held twelve meetings. Additional information regarding the audit committee, including additional detail about the functions performed by the audit committee, is set forth in the Audit Committee Report included on page 37 of this proxy statement. The current members of the audit committee are Messrs. Bellows (Chair), Campbell and Gaffney.

        NYSE listing standards require each member of the audit committee to be independent, as described above under "Independence of Directors." Members of the audit committee are also required to satisfy an additional SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Hexcel or any of its subsidiaries other than directors' compensation. NYSE listing standards also require that each member of the audit committee be financially literate, and that at least one member of the committee have accounting or related financial management expertise. Finally, SEC rules require that we disclose whether our audit committee has an "audit committee financial expert," which generally means a person with an understanding of financial and accounting matters, including internal controls and audit committee functions, who has acquired this understanding through appropriate professional experience.

        Each member of our audit committee is independent under NYSE listing standards and satisfies the additional SEC independence requirement described above. All members of our audit committee meet the financial literacy requirements of the NYSE and at least one member has accounting or related financial management expertise as required by the NYSE. In addition, our board has determined that Jeffrey C. Campbell, who currently is Executive Vice President and Chief Financial Officer of McKesson Corporation, is an audit committee financial expert under SEC rules. In making this determination, the board considered, among other things, Mr. Campbell's extensive knowledge and experience with respect to the financial reporting process for public companies, including his former position as Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, his experience as an auditor for a predecessor of Deloitte & Touche, and his formal education.

        The audit committee has adopted procedures for the receipt, retention and handling of concerns regarding accounting, internal accounting controls and auditing matters by employees, stockholders and other persons. Any person with such a concern should report it to the board as set forth under "Contacting the Board" on page 11 below. The audit committee has also adopted procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Employees should consult the Hexcel Code of Business Conduct for information on how to report any such concern.

        The audit committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. These policies and procedures are described on page 39 of this proxy statement.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee identifies and recommends to the board individuals qualified to serve as directors and on committees of the board; advises the board with respect to board and committee procedures; developed and recommended to the board, and reviews periodically, our corporate governance principles; and oversees the evaluation of the board, the committees of the board and management. The current members of the nominating and corporate governance committee are Ms. Derickson (Chair), and Messrs. Bellows, Mehra, Small and Solomon, each of whom is independent under NYSE listing standards. During 2004 the nominating and corporate governance committee held two meetings and acted once by written consent.

        The nominating and corporate governance committee believes that each nominee for director should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of Hexcel. The committee also considers the following when selecting candidates for recommendation to the board: knowledge; experience, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other factors that the committee considers appropriate, from time to time, in the context of the needs or stated requirements of the board.

        The committee will consider director candidates recommended by stockholders, as well as by other means such as our non-management directors, our chief executive officer, and other executive officers. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing to our corporate secretary at the address listed below under "Contacting the Board" so that it is received at least 120 days prior to the anniversary date of the notice given to stockholders regarding our prior year's annual meeting of stockholders. The stockholder must supply the following information with his or her recommendation:

  •
  The name and record address of the stockholder and evidence of the stockholder's ownership of Hexcel stock, including the class and number of shares owned of record and beneficially and the length of time the shares have been held

  •
  The name, age, business address and residence address of the candidate, a listing of the candidate's qualifications to be a director, and the person's consent to be named as a director if selected by the committee and nominated by the board

  •
  Any information about the candidate which would be required to be disclosed in a proxy statement or other filing relating to the election of directors

  •
  A representation that the stockholder intends to appear in person at the annual meeting to nominate the candidate

  •
  Any material interest of the stockholder relating to the nomination of the candidate, including a description of all arrangements or understandings between the stockholder and the candidate

  •
  A description of all arrangements or understandings between the stockholder and any other person, naming such other person, relating to the recommendation of such candidate

        The committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the board may take into consideration the number of shares held by a recommending stockholder and the length of time that such shares have been held.

        Under the governance agreement and stockholders agreement, the nominating and corporate governance committee is currently required to nominate three nominees for director designated by the Goldman Sachs investors and two nominees for director nominated by the Berkshire/Greenbriar investors. In addition, our Chief Executive Officer's employment contract provides that he will be Chairman of the board. The duties and authority of the nominating and corporate governance committee are at all times subject to these contractual rights.

  Compensation Committee

        The compensation committee oversees, reviews and approves our compensation and benefit plans and programs and defines the goals of compensation policy. In this capacity, the compensation committee administers our incentive plans and makes grants of stock options and/or awards of restricted stock units or other equity based compensation to executive officers, other key employees, directors and consultants. The current members of the compensation committee are Mr. Solomon (Chairman), Mr. Bellows, Ms. Derickson, Mr. Mehra and Mr. Small, each of whom is independent under NYSE listing standards. During 2004 the compensation committee held six meetings and acted twice by written consent.

  Finance Committee

        The finance committee oversees and makes recommendations to the board and management regarding significant financial matters. In exigent circumstances requiring prompt action by the board in which it is not feasible to timely arrange a board meeting, the committee may also take action on behalf of the board of directors, except for certain matters that require the approval of a fully independent committee or otherwise require the approval of the full board as set forth in our by-laws or in the governance agreement or stockholders agreement. The current members of the finance committee are Messrs. Mehra (Chairman), Beckman, Berges, Campbell and Solomon. During 2004 the finance committee held one meeting.

  Executive Sessions

        The non-management directors meet in executive session, without management, on a regularly scheduled basis, a minimum of two times a year. Each executive session is presided over by a "presiding director." If our chairman of the board is independent, then our chairman will be the presiding director. If the chairman is not independent, as is the case with Mr. Berges, who is our Chairman and Chief Executive Officer, then the chairs of our standing committees rotate responsibility for acting as the presiding director for these meetings. However, if the chair of any standing committee is not independent under NYSE listing standards then he will not be included in this rotation.

  Contacting the Board

        Stockholders and other interested parties may contact the non-management members of the board or the presiding director by sending their concerns to: Board of Directors, c/o Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901; facsimile number (203) 358-3972; e-mail address boardofdirectors@hexcel.com. The corporate secretary will review all communications and forward them to the presiding director. The corporate secretary may, however, filter out communications that do not relate to our business activities, operations or our public disclosures, but will maintain a record of these communications and make them available to the presiding director. Any communications received by the presiding director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the audit committee and will be handled in accordance with the procedures established by the audit committee to address these matters.

Code of Business Conduct

        It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our board of directors has adopted the Hexcel Code of Business Conduct in order to clarify, disseminate and enforce this policy. The Code applies to all of our officers, directors and employees worldwide, including our chief executive officer, chief financial officer and controller. The Code can be viewed on the investor relations section of our website, www.hexcel.com, under "corporate governance." In addition, you may obtain a free copy of the Code by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826. Any amendment to the Code of Business Conduct (other than technical, administrative or non-substantive amendments), or any waiver of a provision of the Code that applies to Hexcel's Chief Executive Officer, Chief Financial Officer or Corporate Controller, will be promptly disclosed on the investor relations section of our website under "corporate governance."

EXECUTIVE OFFICERS

        Set forth below is certain information concerning our executive officers and all persons chosen to become executive officers as of March 15, 2005. For additional information concerning Mr. Berges, see "Election of Directors—Information Regarding the Directors" on page 5.

Name	Age	Executive Officer Since	Position(s) With Hexcel
David E. Berges	55	2001	Chairman of the Board; Chief Executive Officer; President; Director
Stephen C. Forsyth	49	1994	Executive Vice President; Chief Financial Officer
Ira J. Krakower	64	1996	Senior Vice President; General Counsel; Secretary
William J. Fazio	50	2001	Corporate Controller; Chief Accounting Officer
Michael J. MacIntyre	44	2003	Treasurer
Joseph H. Shaulson	39	1996	President of the Reinforcements business unit
William Hunt	62	1996	President of the Composites business unit
David R. Tanonis	48	1999	President of the Structures business unit; Vice President of Business Development, Composites business unit

        STEPHEN C. FORSYTH has served as Executive Vice President of Hexcel since June 1998, Chief Financial Officer since November 1996, and Senior Vice President of Finance and Administration between February 1996 and June 1998. Mr. Forsyth served as Vice President of International Operations of Hexcel from October 1994 to February 1996 and held other general management positions with Hexcel from 1980 to 1994. Mr. Forsyth joined Hexcel in 1980.

        IRA J. KRAKOWER has served as Senior Vice President, General Counsel and Secretary of Hexcel since September 1996. Prior to joining Hexcel, Mr. Krakower served as Vice President and General Counsel to Uniroyal Chemical Corporation from 1986 to August 1996 and served on the board of directors and as Secretary of Uniroyal Chemical Company, Inc. from 1989 to 1996.

        WILLIAM J. FAZIO has served as Corporate Controller and Chief Accounting Officer since April 2001. Mr. Fazio served as Vice President, Controller of Kodak Polychrome Graphics, a distributor and manufacturer of graphic arts products owned by Eastman Kodak Company and Sun Chemical Corporation, from February 1998 to March 2001, and from April 1997 to January 1998 he was Director, Corporate Financial Services, for Ogden Corporation, a consumer and industrial service organization serving the aviation, entertainment and power generation markets. From 1981 to April 1997, Mr. Fazio held various positions for Coltec Industries Inc., the latest being Director—Operations Analysis from 1994 to April 1997.

        MICHAEL J. MACINTYRE has served as Hexcel's Treasurer since December 2002 and was Assistant Treasurer from October 2000 to December 2002. Prior to joining Hexcel, Mr. MacIntyre served as Assistant Treasurer of Hitachi America Capital, Ltd, a US financing subsidiary of Hitachi America, Ltd, a sales and manufacturing company serving the U.S. electronics markets, from 1998 to 2000, and held various treasury management positions with Hitachi America, Ltd. from 1988 to 1998.

        JOSEPH H. SHAULSON has served as President of the Reinforcements business unit since November 2001. Mr. Shaulson served as Vice President of Corporate Planning and Chief Information

Officer from September 2000 to November 2001, and as Vice President of Planning and Integration of Hexcel from November 1998 to September 2000. Mr. Shaulson served as Vice President of Corporate Development of Hexcel from April 1996 to October 1998. In addition, Mr. Shaulson served as Acting General Counsel and Acting Secretary of Hexcel from April 1996 to September 1996. Prior to joining Hexcel, Mr. Shaulson was an associate in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1991 to 1996.

        WILLIAM HUNT has served as President of Hexcel's Composites business unit since November 1998 and as President of the former Hexcel EuroMaterials business unit from February 1996 to October 1998. Mr. Hunt served as President of the EuroMaterials unit of the Composites Business of Ciba-Geigy Ltd. from 1991 to February 1996 and as Managing Director of Ciba-Geigy Plastics from 1990 to 1991. Prior to joining Ciba-Geigy Ltd. in 1990, Mr. Hunt held various other technical and managerial positions, including the position of Managing Director of Illford Limited (Photographic) Co.

        DAVID R. TANONIS has served as President of Hexcel's Structures business unit since June 1999, and as Vice President of Business Development of the Composites Business Unit since June 2003. Mr. Tanonis served as Vice President of Hexcel's Structures and Interiors business unit, responsible for the interiors business, from February 1996 to June 1999 and as Vice President of Interiors in the Heath Tecna Division of Ciba-Geigy Plastics prior to February 1996. Mr. Tanonis held various technical and managerial positions with Heath Tecna since 1987. Mr. Tanonis held various management positions with Polymer Engineering, Inc. from 1978 to 1987.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Stockholders

        The following table sets forth certain information as of March 15, 2005 with respect to the ownership by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of any class of Hexcel capital stock.

	Common Stock		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock
Name and Address	Number of Shares(1)	Percent of Class(1)	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Percent of Total Voting Power (2)
The Goldman Sachs Group, Inc.(3)(4) 85 Broad Street New York, NY 10004	22,245,904	30.5%	47,125	46.6%	47,125	100.0%	24.5%
Berkshire Partners LLC/Greenbriar Equity Group LLC(3)(5) One Boston Place Suite 3300 Boston, Massachusetts 02108	18,010,060	25.0%	53,959	53.4%	—	—	19.8%
FMR Corp.(6) 82 Devonshire Street Boston, MA 02103	4,126,390	7.6%	—	—	—	—	4.6%
Lord, Abbett & Co. LLC(7) 90 Hudson Street Jersey City, NJ 07302	4,076,461	7.5%	—	—	—	—	4.5%
Ingalls & Snyder LLC(8) 61 Broadway New York, NY 10006	3,006,600	5.6%	—	—	—	—	3.3%

(1)
As required by SEC rules, for each person listed in the chart above the number of shares and the percentages are calculated assuming that all convertible securities beneficially held by such person are converted into common stock to the extent possible, and that no other convertible securities are converted into common stock. Securities convertible into common stock include the preferred stock and stock-based awards granted under Hexcel stock incentive plans (such as options and restricted stock units). For stock-based awards, as required by SEC rules, the number of shares and percentage for each person assumes that such person beneficially owns all shares issuable upon the exercise of options that are exercisable as of the stated date, that will become exercisable within 60 days of that date or that could become exercisable upon termination of employment under certain circumstances, and shares distributable within 60 days of the stated date upon the satisfaction of certain conditions with respect to restricted stock units; these shares are referred to as "shares underlying stock-based awards that are beneficially owned." The "Percent of Class" is determined using the outstanding shares as of March 15, 2005.

(2)
Total voting power reflects the percentage of voting power represented by all common stock and preferred stock beneficially owned by the person listed.

(3)
Assumes that all shares of preferred stock held by the Goldman Sachs investors or by the Berkshire/Greenbriar investors, as the case may be, are converted into shares of common stock in accordance with their terms. The preferred stock held by the Goldman Sachs investors is convertible into 18,781,162 shares of common stock. The preferred stock held by the Berkshire/Greenbriar investors is convertible into 17,986,332 shares of common stock.

(4)
"Number of Shares" is based on information contained in a Statement on Schedule 13D filed with the SEC on December 27, 2004 by The Goldman Sachs Group, Inc. and several of its affiliates. Based on information included in the Schedule 13D, options to purchase an aggregate of 40,000 shares of common stock and restricted stock units providing for the issuance of an aggregate of 3,180 shares of common stock granted to Messrs. Mehra and Sacerdote pursuant to the Hexcel Corporation 2003 Incentive Stock Plan are held for the benefit of The Goldman Sachs Group, Inc. 38,668 shares issuable upon the exercise of such options and 1,060 shares distributable upon satisfaction of certain conditions of such restricted stock units are included in the number of shares of common stock. In addition, assumes that all shares of preferred stock held by the

  Goldman Sachs investors are converted into shares of common stock in accordance with their terms. The shares of common stock and preferred stock beneficially owned by the Goldman Sachs investors are subject to the terms of the governance agreement.

(5)
"Number of Shares" is based on information contained in a Statement on Schedule 13D filed with the SEC on December 28, 2004 by Berkshire Partners LLC, Greenbriar Equity Group LLC and several of their affiliates. Based on information included in the Schedule 13D, options to purchase an aggregate of 24,000 shares of common stock and restricted stock units providing for the issuance of an aggregate of 3,180 shares of common stock granted to Messrs. Beckman and Small pursuant to the Hexcel Corporation 2003 Incentive Stock Plan are held for the benefit of the Berkshire/Greenbriar investors. 22,668 shares issuable upon the exercise of such options and 1,060 shares distributable upon satisfaction of certain conditions of such restricted stock units are included in the number of shares of common stock. In addition, assumes that all shares of preferred stock held by the Berkshire/Greenbriar investors are converted into shares of common stock in accordance with their terms. The shares of common stock and preferred stock beneficially owned by the Berkshire/Greenbriar investors are subject to the terms of the stockholders agreement.

(6)
"Number of Shares" is based on information contained in a Statement on Schedule 13G filed with the SEC on February 14, 2005. The 13G also reports that Mr. Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp. may be deemed the beneficial owners of the shares of Hexcel common stock reported in the Schedule 13G.

(7)
"Number of Shares" is based on information contained in a Statement on Schedule 13G filed with the SEC on February 14, 2005.

(8)
"Number of Shares" is based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 11, 2005.

Stock Beneficially Owned by Directors and Officers

        The following table contains information regarding the beneficial ownership of shares of Hexcel common stock as of March 15, 2005 by our directors, the executive officers listed in the Summary Compensation Table below, and by all directors and executive officers as a group. The information for the "Number of Shares" was supplied to us by the persons listed in the table.

	Common Stock		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock
Name	Number of Shares(1)(2)	Percent Of Class(2)(3)	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Total Voting Power(2)(3)(4)
David E. Berges	1,096,123	2.0%	—	—	—	—	1.2%
Joel S. Beckman(5)	18,010,060	25.0%	53,959	53.4%	—	—	19.8%
H. Arthur Bellows, Jr.	49,850	*	—	—	—	—	*
Jeffrey C. Campbell	7,197	*	—	—	—	—	*
Sandra L. Derickson	47,287	*	—	—	—	—	*
James J. Gaffney(6)	27,403	*	—	—	—	—	*
Sanjeev K. Mehra(6)(7)	22,245,904	30.5%	47,125	46.6%	47,125	100.0%	24.5%
Peter M. Sacerdote(6)(7)	22,245,904	30.5%	47,125	46.6%	47,125	100.0%	24.5%
Robert J. Small(5)	18,010,060	25.0%	53,959	53.4%	—	—	19.8%
Martin L. Solomon	171,011	*	—	—	—	—	*
Stephen C. Forsyth	807,273	1.5%	—	—	—	—	*
William Hunt	331,308	*	—	—	—	—	*
Ira J. Krakower	817,011	1.5%	—	—	—	—	*
Joseph H. Shaulson	442,376	*	—	—	—	—	*
All executive officers and directors as a group (17 persons)(8)	44,314,362	47.0%	101,084	100%	47,125	100%	47.0%

(1)
Includes shares underlying stock-based awards that are beneficially owned held as follows: Mr. Berges 925,569; Mr. Bellows 39,850; Mr. Campbell 7,197; Ms. Derickson 20,794; Mr. Gaffney 19,286; Mr. Solomon 142,657; Mr. Forsyth 663,653; Mr. Hunt 276,959; Mr. Krakower 701,364; Mr. Shaulson 375,997; all other executive officers and directors as a group 226,275.

(2)
Based on 54,006,031 shares of common stock outstanding as of March 15, 2005, excluding treasury shares of 1,466,424. As required by SEC rules, for each individual person listed in the chart above the percentages are calculated assuming that all convertible securities beneficially held by such person are converted to common stock to the extent possible, and that no other convertible securities are converted into common stock. Securities convertible into common stock include the preferred stock and stock-based awards granted under Hexcel stock incentive plans (such as options and restricted stock units). For stock-based awards, as required by SEC rules, the number of shares and percentage for each person assumes that such person beneficially owns all shares issuable upon the exercise of options that are exercisable as of the stated date, that will become exercisable within 60 days of that date or that could become exercisable upon termination of employment under certain circumstances, and shares distributable within 60 days of the stated date upon the satisfaction of certain conditions with respect to restricted stock units.

(3)
An asterisk represents beneficial ownership of less than 1%.

(4)
Total voting power reflects the percentage of total voting power represented by all common stock and preferred stock beneficially owned.

(5)
Messrs. Beckman and Small serve on the board of directors at the request of the Berkshire/Greenbriar investors pursuant to the stockholders agreement. Includes as common stock 11,864 shares underlying stock-based awards granted to each of Messrs. Beckman and Small that are beneficially owned by the Berkshire/Greenbriar investors. Also includes 17,986,332 shares of common stock into which the preferred stock held by the Berkshire/Greenbriar investors may be converted. Messrs. Beckman and Small disclaim beneficial ownership of all of these shares, except to the extent of their respective pecuniary interests therein, if any.

(6)
Messrs. Gaffney, Mehra and Sacerdote serve on the board of directors at the request of the Goldman Sachs investors pursuant to the governance agreement.

(7)
Includes 3,425,014 shares of common stock held by the Goldman Sachs investors, and 23,864 and 15,864 shares underlying stock-based awards granted to Messrs. Mehra and Sacerdote, respectively, that are beneficially owned by The Goldman Sachs Group, Inc. Also includes 18,781,162 shares of common stock into which the preferred stock held by the Goldman Sachs investors may be converted. Messrs. Mehra and Sacerdote disclaim beneficial ownership of all of these shares, except to the extent of their respective pecuniary interests therein, if any.

(8)
Includes as common stock 3,461,994 shares underlying stock-based awards that are beneficially owned. Includes as common stock 36,767,494 shares issuable upon the conversion of the preferred stock. If (a) the 3,425,014 shares of common stock owned by the Goldman Sachs investors, (b) the shares of common stock issuable upon conversion of the preferred stock, and (c) the shares underlying stock-based awards that are beneficially owned by the Goldman Sachs investors and the Berkshire/Greenbriar investors of which Messrs. Beckman, Small, Mehra and Sacerdote disclaim beneficial ownership, were excluded, then the number of shares of common stock, the percentage of common stock and the percentage of voting power would be 4,058,392, 7.1% and 4.3%, respectively.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the total annual compensation paid or accrued by us to our Chief Executive Officer and our next four most highly compensated executive officers who were employed by us as of December 31, 2004. We refer to these individuals as the named executive officers.

	Annual Compensation(1)				Long-Term Compensation Awards
Name & Principal Position	Year	Salary ($)	Bonuses ($)(2)	Other Annual Compensation $(3)	Restricted Stock Award(s) ($)(4)	Securities Underlying Options/ SARS (#)(5)	All Other Compensation ($)(6)
David E. Berges Chairman; Chief Executive Officer; President	2004 2003 2002	725,000 700,000 572,000	1,330,704 739,280 599,914	— — 3,072	293,333 375,316 447,991	145,257 533,520 250,000	32,638 31,271 27,098
Stephen C. Forsyth Executive Vice President; Chief Financial Officer	2004 2003 2002	357,400 347,000 335,000	356,012 196,461 217,513	— — 3,340	117,940 128,621 117,820	58,404 133,700 133,000	29,702 28,245 24,028
William Hunt(7) President, Composites Business Unit	2004 2003 2002	335,880 285,494 250,132	282,590 155,857 143,874	9,162 8,046 7,213	434,023 47,075 49,046	27,000 54,963 55,600	46,880 31,518 12,277
Ira J. Krakower Senior Vice President; General Counsel; Secretary	2004 2003 2002	288,400 280,000 273,000	283,701 161,608 166,046	— — —	95,172 96,272 95,900	47,129 107,885 108,400	27,697 25,885 20,916
Joseph H. Shaulson President, Reinforcements Business Unit	2004 2003 2002	267,800 257,500 247,500	247,439 130,939 144,874	— — —	78,559 64,124 67,678	33,707 77,168 76,400	22,280 20,624 16,414

(1)
Annual Compensation includes amounts earned in the year, whether or not deferred.

(2)
Amounts shown include deferred amounts used to purchase restricted stock units ("MSPP RSUs") under the Management Stock Purchase Plan ("MSPP"); see footnote 4 below. Bonuses shown for years 2002, 2003 and 2004 were earned in years 2002, 2003 and 2004, and paid in 2003, 2004 and 2005.

(3)
This column includes, among other things, perquisites and other benefits in excess of reporting thresholds. The amounts for Messrs. Berges and Forsyth in 2002 were used to offset certain tax liabilities relating to perquisites. The amounts for Mr. Hunt represent payments to cover tax liabilities related to reimbursement for housing expenses.

(4)
This column includes the value of (i) Restricted Stock Units ("RSUs") under the 2003 Incentive Stock Plan (and its predecessor plans) ("ISP") and (ii) MSPP RSUs (net of purchase price paid) awarded to the named executive officers in 2002, 2003 and 2004. In each case, the value was determined at the closing market price of Hexcel common stock on the date of grant without taking into account any restrictions on vesting or transfer.

(A)
RSUs. RSUs generally vest in equal increments on each of the first three anniversaries of the grant date, although in 2004 Mr. Hunt received a grant of 50,000 RSUs that vests entirely on the second anniversary of the grant date. Vesting accelerates upon events such as a change in control, retirement and termination without cause. Upon vesting, RSUs are converted into an equivalent number of shares of Hexcel common stock and distributed to the grantee. RSUs are generally forfeited upon the voluntary departure by the executive (other than retirement) and upon termination for cause.

  (B)
  MSPP RSUs. MSPP RSUs were issued under the MSPP to the extent the executive elected to purchase MSPP RSUs with up to 50% of his bonus for 2002, 2003 and 2004. The purchase price of an MSPP RSU is 80% of the average closing price of Hexcel common stock for the five trading days preceding the date on which the bonus becomes payable. MSPP RSUs generally vest in equal increments on each of the first three anniversaries of the grant and, at the expiration of a three year restricted period from the date of grant, are converted into an equivalent number of shares of Hexcel common stock. Vesting accelerates upon events such as a change in control, retirement and termination without cause. The MSPP RSUs with respect to the bonus for 2002 were issued on January 21, 2003 at a purchase price of $2.53 per MSPP RSU. The MSPP RSUs with respect to the bonus for 2003 were issued on January 27, 2004 at a purchase price of $6.57 per MSPP RSU. The MSPP RSUs with respect to the bonus for 2004 were issued on January 25, 2005 at a purchase price of $11.91 per MSPP RSU. Upon the voluntary termination by the executive (other than retirement) and upon termination for cause, unvested MSPP RSUs are forfeited and that portion of the bonus deferred by the executive to purchase such MSPP RSUs is returned to the executive.

  (C)
  Aggregate Restricted Stock Information. The aggregate number of shares underlying RSUs, MSPP RSUs, and Performance Accelerated Restricted Stock Units, which were issued in December 2000 ("PARS"), held by each named executive officer at the end of 2004, and the aggregate value of the RSUs, MSPP RSUs (net of purchase price paid) and PARS based on the closing price of Hexcel common stock at December 31, 2004 ($14.50), are as follows: Mr. Berges 278,764 and $3,487,351; Mr. Forsyth 99,737 and $1,334,429; Mr. Hunt 78,981 and $1,145,225; Mr. Krakower 57,303 and $814,725; and Mr. Shaulson 43,021 and $597,610. These amounts include RSUs, MSPP RSUs and PARS that were not vested as of December 31, 2004. The PARS vest and convert into common stock in December 2007, or at such time as the closing price of Hexcel common stock equals or exceeds $20 per share for ten days out of any consecutive thirty trading days, if earlier. Vesting accelerates upon events such as a change in control, retirement and termination without cause. PARS are forfeited upon the voluntary departure by the executive (other than retirement) and upon termination for cause. No dividends are payable on any RSUs, MSPP RSUs or PARS until the shares represented by the RSUs, MSPP RSUs or PARS are delivered to the employee, provided that, if dividends are paid on Hexcel common stock subsequent to the vesting of PARS, but while conversion to Hexcel common stock is restricted by Hexcel because of the application of Section 162(m) of the Internal Revenue Code, the executive will be granted additional PARS (as if each of such PARS were a share of Hexcel common stock) equal in value to the dividends which would have been payable if such vested PARS were converted into Hexcel common stock.

(5)
This column includes the number of nonqualified stock options ("NQOs") under the ISP awarded to the named executive officers in 2002, 2003 and 2004. NQOs vest in equal increments on each of the first three anniversaries after the date of grant; however vesting accelerates, and the post-termination period of exercisability is generally extended, upon a change in control or retirement. Generally, upon the voluntary departure by the executive (other than retirement) or upon termination without cause (other than retirement or after a change of control), unvested NQOs are forfeited and the executive has ninety days to exercise vested NQOs. Upon termination for cause, all NQOs are forfeited, whether or not vested. The executive may exercise vested NQOs by paying a fixed exercise price, and will then receive an equivalent number of shares of Hexcel common stock. NQOs may be exercised up to ten years following the grant date.

(6)
The amounts in the "All Other Compensation" column for 2002, 2003 and 2004 for all named executive officers except for Mr. Hunt include the following:

Name	Year	Hexcel Contributions to 401(K) Retirement Savings Plan		Cash in Lieu of 401(K) Contributions on Earnings Exceeding ERISA Limits		Premiums for Life Insurance in excess of $50,000		Premiums for Long-Term Disability Insurance
David E. Berges	2004 2003 2002	$ $ $	16,850 15,000 15,579	$ $ $	11,711 12,384 8,360	$ $ $	3,741 3,551 2,823	$ $ $	336 336 336
Stephen C. Forsyth	2004 2003 2002	$ $ $	18,900 17,000 15,130	$ $ $	8,660 9,208 6,957	$ $ $	1,806 1,701 1,605	$ $ $	336 336 336
Ira J. Krakower	2004 2003 2002	$ $ $	18,900 17,000 14,890	$ $ $	6,655 7,107 4,410	$ $ $	1,806 1,442 1,280	$ $ $	336 336 336
Joseph H. Shaulson	2004 2003 2002	$ $ $	16,850 15,000 12,833	$ $ $	3,296 3,961 2,094	$ $ $	1,798 1,327 1,151	$ $ $	336 336 336

  As a non-US based executive, Mr. Hunt does not participate in the same plans as the other named executive officers. For Mr. Hunt, the amounts in the "All Other Compensation" column for years 2002, 2003 and 2004 consist of life insurance premiums of $4,152, $10,515 and $20,137, private health insurance premiums of $590, $594 and $665 and disability/personal accident and illness insurance premiums of $7,535, $20,409 and $26,077.

(7)
For Mr. Hunt, certain amounts included in the table and in the footnotes, including the amounts in the "Salary" columns, are paid in his local currency, pounds sterling, and converted to dollars. His salary in pounds sterling for years 2002, 2003 and 2004 was £166,422, £174,579 and £183,309.

Stock Options

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options/SARS Granted(#)	% of Total Options/SARS Granted to Employees in Fiscal Year
				Market Price on Grant Date
Name			Exercise or Base Price ($/Sh)		Expiration Date
						5%($)	10%($)
David E. Berges	145,257	21.6%	$7.38	$7.38	January 6, 2014	$674,173	$1,708,487
Stephen C. Forsyth	58,404	8.7%	$7.38	$7.38	January 6, 2014	$271,067	$686,937
Ira J. Krakower	47,129	7.0%	$7.38	$7.38	January 6, 2014	$218,737	$554,323
William Hunt	27,000	4.0%	$7.38	$7.38	January 6, 2014	$125,314	$317,569
Joseph H. Shaulson	33,707	5.0%	$7.38	$7.38	January 6, 2014	$156,442	$396,456

(1)
The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) set by the executive compensation disclosure provisions of the proxy rules of the SEC and have not been discounted to reflect the present values of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future stock price appreciation of Hexcel common stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

Name	Shares Acquired on Exercise(#)	Value Received($)(1)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#)(2) (Exercisable/Unexercisable)	Value of Unexercised in the Money Options/SARs at Fiscal Year End($)(3) (Exercisable/Unexercisable)
David E. Berges	—	—	791,393/962,394	5,779,556/7,590,796
Stephen C. Forsyth	—	—	552,293/191,870	3,274,165/1,534,798
William Hunt	79,388	$770,046	179,246/83,275	564,837/634,568
Ira J. Krakower	—	—	510,382/155,185	2,680,836/1,578,247
Joseph H. Shaulson	—	—	312,243/110,618	1,449,180/1,124,404

(1)
For options exercised in which the underlying shares are sold on the same day, the value is equal to the difference between the price at which the shares were sold and the exercise price; otherwise the value is equal to the difference between the closing price on the date of exercise and the exercise price.

(2)
Includes (i) 825,000 shares underlying options granted to Mr. Berges under his employment agreement; and (ii) shares underlying options outstanding under the 2003 Incentive Stock Plan as follows: Mr. Berges 928,777; Mr. Forsyth 744,163; Mr. Hunt 262,521; Mr. Krakower 666,567; and Mr. Shaulson 422,861.

(3)
Based on the closing price of $14.50 per share of Hexcel common stock as reported on the New York Stock Exchange Composite Tape on December 31, 2004.

Compensation Committee Report

        The compensation committee consists of five members of the Board of Directors each of whom meets the independence requirements of the New York Stock Exchange. We operate under a written charter approved by the Board and are accountable for developing, monitoring, and managing the compensation and benefit programs at Hexcel. Each year we specifically review and authorize the base salaries, cash and stock incentives and other forms of compensation for the named executive officers appearing in Hexcel's proxy statement ("NEOs").

        In making these reviews, we consider prevailing compensation practices among a group of companies that we refer to as the "comparator group." The comparator group includes a peer group of companies that help ensure that our benchmarks for compensation decisions reasonably reflect Hexcel's market for executive talent.

        Hexcel's executive compensation programs are aligned with our beliefs that

  •
  Base salaries in the aggregate should approximate the median levels for similar positions in the comparator group

  •
  Annual cash incentives at target performance should represent a significant portion of total cash compensation and should provide meaningful risk and reward for variations in performance from target levels

  •
  Long-term stock incentives should attract and promote retention of executives and represent a significant portion of total compensation to align their financial interests with those of stockholders

  •
  Qualities such as experience, skill level, potential for promotion and individual contributions in support of specific corporate and business unit objectives should also be considered in determining compensation

        We believe that utilizing a compensation program reflecting these principles enables Hexcel to attract and retain highly qualified executives, aligns their interests with those of stockholders and should enhance the financial performance of Hexcel. For 2004, we reviewed the compensation provided to the NEOs to ensure that compensation was consistent with these principles. We performed this review in the fourth quarter 2003. As in past years we were guided by Hewitt Associates which provided data on competitive compensation practices relevant to our review. Each component of 2004 executive compensation is described more fully below or in the other sections of this proxy statement. As 2004 progressed, we decided to take a fresh look at our compensation practices. After conducting a search over several months, we engaged Frederic W. Cook & Co. ("FWC") to review, among other things, Hexcel's executive compensation structure including base salary, annual and long-term incentives, and other compensation and benefits. FWC was retained solely by and reported directly to the committee. The committee or its members received written presentations, exchanged correspondence and held discussions with FWC. In general, FWC observed that Hexcel's executive compensation programs were consistent with the committee's compensation philosophy and with Hexcel's targeted competitive positioning. The committee has engaged FWC for 2005 to assist Hexcel in maintaining competitive compensation programs that will attract, retain and motivate talented executives and create long-term value for stockholders.

  Base Salary

        We establish base salaries for executives that, in the aggregate, approximate the median salaries of comparable positions for the comparator group. Base salaries for the NEOs are reviewed annually, and generally adjusted when warranted based on Hexcel's financial performance and market comparisons and trends. Effective January 2004 we approved salary increases for the NEOs, other than Mr. Berges, which averaged 3.7% over 2003 salaries.

  Annual Incentives

        Hexcel maintains the Management Incentive Compensation Plan ("MICP") to provide for an annual cash bonus opportunity to select key employees including the NEOs. At the beginning of each year we establish performance goals against which cash awards are determined at the completion of the year. For 2004, the funding of incentive awards was entirely dependent on achievement of Hexcel financial objectives weighted 75% on EBITDA and 25% on operating cash flow. Awards for NEOs were based on achievement of corporate and/or business unit financial performance, and a portion of all awards depended on attainment of non-financial objectives. For the NEOs, other than Mr. Berges, the target awards ranged from 50% to 55% of base salary according to executive position. The maximum award opportunity was 200% of the target award. Based on our assessment of attainment of financial and non-financial objectives, cash awards for 2004 to the NEOs, other than Mr. Berges, ranged from 175% to 185% of target awards. Hexcel disclosed the awards made to all NEOs in its Report on Form 8-K filed on January 31, 2005.

  Stock-Based Incentives

        Grants of stock awards to the NEOs are based on our assessment of competitive practices, individual performance, and the need to provide retention and incentive mechanisms. We grant stock awards at a value determined as a percentage of base salary. Awards typically are in the form of nonqualified stock options ("NQOs") and restricted stock units ("RSUs") issued under Hexcel's 2003 Incentive Stock Plan approved by the stockholders ("ISP"). These awards generally vest in equal installments on each of the first three anniversaries of the grant date. The number of NQOs and RSUs granted is determined by placing a value on each NQO and RSU and then aggregating the value of the grants to equal the appropriate percentage of salary. For 2004, based on guidance from Hewitt Associates, we valued each NQO at 50% and each RSU at 90% of the price of a share of Hexcel common stock to adjust for vesting, transferability and forfeiture restrictions in these awards. The NEOs, other than Mr. Berges, received stock awards valued at between 50% and 90% of base salary, for an aggregate grant of 166,240 NQOs and 45,488 RSUs. Aggregate NEO stock award compensation in 2004, other than for Mr. Berges, was 59% of total incentive compensation at target. We also authorized a special grant of 50,000 RSUs to Mr. Hunt in recognition of his contribution to the composites business unit and to serve as an additional retention and incentive mechanism.

        In addition to stock awards issuable under the ISP, Hexcel may grant stock awards to MICP participants pursuant to the Hexcel Management Stock Purchase Plan approved by stockholders ("MSPP"). At the beginning of each year we offer senior level MICP participants, including the NEOs, the opportunity to elect to receive up to 50% of their annual cash awards in the form of RSUs issued under the MSPP. These MSPP RSUs are issued at a 20% discount from the average price of a share of Hexcel common stock over the five trading days prior to our determination of MICP awards. In 2005, we issued an aggregate of 8,246 MSPP RSUs to participating NEOs in lieu of a portion of their 2004 MICP awards.

        Other key provisions of stock awards are summarized in the footnotes to the Summary Compensation Table.

  Other Compensation and Benefits

        All NEOs, except for Mr. Hunt who receives benefits under UK-based programs, participate in Hexcel's broad-based plans such as the qualified 401(k) plan, health plans, and life insurance programs. The amounts paid in respect of these plans to the NEOs are included under the "All Other Compensation" column in the Summary Compensation Table in this proxy statement.

        Hexcel provides retirement benefits for the NEOs including supplemental retirement benefits. We maintain these benefits to attract and retain executive officers by offering competitive retirement opportunities. These benefits are described under the section "Retirement Programs" in this proxy statement. There are no other pension arrangements with any NEO, although value may be received after retirement for participation in MICP, or under stock incentives granted, before termination of employment.

        The NEOs, other than Mr. Hunt, have employment or severance agreements that provide for certain benefits in respect of termination of employment, including termination in connection with a change in control, as described under the "Employment and Severance Agreements" section of this proxy statement. The committee considered whether, in the event of a change in control, these executives might be subject to payment of excise tax on so-called "excess parachute payments" under Section 280G of the Internal Revenue Code. Guided by FWC, the committee received presentations on several hypothetical change in control scenarios, and reviewed the extent of incremental after-tax benefit to each executive, and incremental after-tax cost to Hexcel, of providing a "modified" gross-up benefit that would be payable only if the "parachute payments" exceeded an executive's untaxed safe harbor amount by at least 10%. Based on the foregoing, which included two meetings, the committee authorized the modified gross-up benefit for these executives. In exchange for receiving this benefit, Messrs. Forsyth, Krakower and Shaulson agreed to amend their severance agreements to forego certain death and disability benefits and to enhance post-employment protections for the Company. Mr. Berges' employment agreement did not contain provisions requiring similar amendments in exchange for this benefit. Hexcel disclosed these matters in its Form 8-K filed on November 22, 2004.

        We provided individual NEOs with various perquisites that included a car allowance, financial planning, tax preparation, supplemental insurance, club dues and certain housing costs, but none received payments meeting the threshold for disclosure in the Summary Compensation Table.

  Chief Executive Officer Compensation

        We determined Mr. Berges' total compensation for 2004 in accordance with the philosophy and methodology described in this Report regarding base salary, annual cash and stock incentives, and other elements of compensation, with guidance from Hewitt Associates. We also considered the financial and non-financial performance of Hexcel. Mr. Berges' annual base salary was increased for 2004 from $700,000 to $725,000.

        The target award for Mr. Berges under MICP was 100% of annual base salary, of which 80% was based on Hexcel's attainment of EBITDA and operating cash flow objectives, and 20% on attainment of non-financial objectives. In determining the portion of Mr. Berges' award based on non-financial objectives, we considered Hexcel's overall improved financial condition, more focused strategic direction, increase in revenues and earnings, and Mr. Berges' leadership qualities and work with major customers and suppliers. Based on our overall assessment, Mr. Berges' received a cash award of $1,330,704.

        Mr. Berges was granted stock incentives for 2004 valued at 110% of base salary, or $800,000, which he received in the form of 145,257 NQOs and 39,747 RSUs valued as described in the "Stock-Based Incentives" section of this Report. These awards were in the range of competitive grants. Stock awards to Mr. Berges represented 52.5% of his total incentive compensation at target.

  Stock Ownership Guidelines

        In 1998 Hexcel instituted common stock ownership guidelines for executives and directors. The number of shares required for any person is calculated at the time the person becomes an executive or a director, and is equal to a multiple of base salary or retainer fee divided by the price of a share of Hexcel common stock. The multiple is five times base salary for Mr. Berges, three times salary for corporate vice presidents and business unit presidents and three times annual retainer fees for directors. All persons covered by the guidelines are expected to increase ownership towards the guideline amounts progressively over three years, except that Mr. Berges is permitted five years under his Employment Agreement. FWC advised us that the multiples we use are reasonable, and we believe that the current guidelines have worked to align the financial interests of executives and directors with those of stockholders, thereby promoting decision-making that maximizes stockholder value. We monitor compliance with the guidelines by all executive officers and directors at least annually. Currently each director and executive officer is in compliance with the guidelines or intends to reach the requisite amount of shares by the applicable date.

  Tax Deductibility of Compensation

        Under Section 162(m) of the Internal Revenue Code there is a $1 million annual limit on the deductibility of nonperformance-based compensation paid to NEOs. Section 162(m) contains a number of requirements for qualifying an award for deductibility, including the adoption of a plan containing performance criteria approved by stockholders. We consider deductibility as one factor along with others that are relevant in setting compensation. NQOs issued under the ISP were qualified for deductibility whereas grants of restricted stock and RSUs were not. The MICP is a qualified performance-based plan, but at times we have made cash awards based on subjective evaluations of performance. FWC has recommended that we consider issuing "performance shares" (along with other forms of stock incentives) as part of our long-term incentive program. In response, we have revised the ISP to include performance criteria available for consideration in awarding future grants. We also have adopted a revised MICP to conform its performance criteria to those provided in the ISP. These revised plans are being submitted to stockholders for approval at the 2005 Annual Meeting, as described in this proxy statement.

  Additional Compensation Action During 2004

        We adopted a 401(k) excess benefit plan for highly compensated employees, including NEOs, who are adversely impacted by IRS limitations on Hexcel's contributions to its qualified 401(k) plan. This plan permits these employees to defer a percentage of their pay, and receive employer match and profit sharing contributions, above the IRS-determined limits under our qualified 401(k) plan. This plan became effective for 2005.

Martin L. Solomon, Chair H. Arthur Bellows, Jr. Sandra L. Derickson Sanjeev K. Mehra Robert J. Small The Members of the Compensation Committee

Retirement Programs

  Retirement Plans-U.S. Employees

        Messrs. Forsyth, Krakower and Shaulson participated in the Hexcel Corporation Pension Plan, a tax-qualified defined benefit plan. On December 31, 2000, the benefits under the Pension Plan were frozen and no additional benefits will be earned after that date. As of the end of the 2004, the monthly benefit accrued for each of these executive officers was as follows: Mr. Forsyth, $667; Mr. Krakower, $442; and Mr. Shaulson, $498. Benefits are normally payable monthly, as a life annuity, commencing upon the later of the executive's attainment of age 65 or retirement. These amounts are not offset by social security benefits. All NEOs, except Mr. Hunt, also participate in Hexcel's qualified 401(k) Retirement Plan and their plan accounts are credited with Hexcel contributions that are included in "Other Annual Compensation" in the Summary Compensation Table.

  Supplemental Executive Retirement Agreements with Messrs. Forsyth and Krakower

        In May 2000, we entered into a Supplemental Executive Retirement Agreement with each of Messrs. Forsyth and Krakower to supplement their retirement incomes from our other retirement plans. The agreement provides a monthly normal retirement benefit at age 65 equal to the product of the executive's final average pay, benefit percentage and vesting percentage, less offsetting benefits under our other retirement plans. Final average pay is the executive's monthly compensation, which includes salary and bonus without reduction for amounts deferred, for the highest paid 36 months of the executive's final 60 months of employment. The benefit percentage is a percentage, based on a formula, which increases with each month of continuous service with us. Based on years of service, the vesting percentage for each of Messrs. Forsyth and Krakower is 100%. Offsetting benefits are defined as the actuarially determined monthly value of vested benefits under the Pension Plan, and of vested contributions made by us under any Hexcel defined contribution retirement plans deemed increased at a 6% annual rate of return. For Mr. Forsyth offsetting benefits include any other similar benefits he is entitled to receive as a result of employment with any of our current or former affiliates.

        We will pay the normal retirement benefit starting the month after employment terminates and ending on death, or, if later, after 120 payments have been made. Any payments made after death shall be made to a surviving beneficiary or the estate. Upon a termination by us without cause, or by the executive for good reason, the executive will be paid a lump sum equal to the actuarial present value of the normal retirement benefit starting in the month after employment terminates. We add 36 months of continuous service to determine benefit percentage if such terminations occur during a period of a potential change in control or within two years after a change in control, otherwise we add 12 months of continuous service. The benefit is reduced by 3% per year for each year by which termination precedes the attainment of age 65. If the executive's employment terminates due to disability, he will receive a monthly benefit in an amount equal to the product of the executive's final average pay and benefit percentage, less offsetting retirement benefits. No supplemental retirement benefits are payable if the executive is terminated for cause. In addition, the executive may elect to provide certain survivorship benefits to a designated beneficiary, but the benefit payable to the executive will be reduced to reflect the actuarial equivalence of the survivorship benefit elected. The executive may generally elect the form of payment of benefits between receiving a monthly amount or a lump sum amount.

        If Messrs. Forsyth and Krakower each continued to be employed by us until age 65 and his salary increased by 3% annually from 2004 levels (an assumption used to comply with the proxy rules of the SEC), the normal monthly retirement benefit (calculated using target bonus) commencing at age 65 would be approximately $27,533 for Mr. Forsyth and $13, 517 for Mr. Krakower.

  Additional Retirement Agreement with Mr. Hunt

        Mr. Hunt participates in the Hexcel Composites Limited Pension Scheme, a United Kingdom pension plan, which includes limitations on the earnings that can be included for determination of a pension. We have agreed to give Mr. Hunt an additional pension designed to provide, when combined with the pension scheme and other benefits, a pension Mr. Hunt would receive if there were no earnings limitation under the pension scheme. The amount of Mr. Hunt's pension is equal to approximately two-thirds of his salary for the year prior to retirement. Mr. Hunt may also choose to receive all or part of this benefit in a lump sum. Pension payments increase annually at the lesser of 5% and the retail price index. In addition, pursuant to the Hexcel Composites retirement policy, Mr. Hunt will receive, at his retirement, a retirement payment equal to 0.5% of his salary for the year prior to retirement multiplied by the number of complete and continuous years of service. If Mr. Hunt's employment is terminated involuntarily prior to age 65, he will also receive a statutory redundancy payment, and his retirement payment will be calculated at the termination date, but he will be given service credit to his normal retirement age. If Mr. Hunt continued to be employed by us until age 65 and his salary increased by 3% annually from 2004 levels (an assumption used to comply with the proxy rules of the SEC), his monthly pension benefit commencing at age 65 would be approximately £12,241 and his retirement payment would be £53,982.

  Additional Retirement Agreement with Mr. Shaulson

        We have entered into an Executive Deferred Compensation and Consulting Agreement with Mr. Shaulson. In consideration for certain consulting and non-compete obligations, the agreement provides him a monthly benefit upon retirement equal to 1.5% of his covered compensation earned after February 1, 2001; covered compensation includes base salary and incentive cash bonuses. Mr. Shaulson receives no benefit under this agreement if his employment terminates prior to reaching age 40 in November 2005. If Mr. Shaulson continued to be employed by us until age 65 and his salary increased by 3% annually from 2004 levels (an assumption used to comply with the proxy rules of the SEC), the monthly benefit (calculated using target bonus) commencing at age 65 would be approximately $21,959.

  Supplemental Executive Retirement Agreement with Mr. Berges

        We also entered into a Supplemental Executive Retirement Agreement with Mr. Berges upon his commencing employment with us on July 30, 2001. This agreement provides a benefit intended to supplement Mr. Berges' retirement income from our other retirement programs. The normal retirement benefit for retirement at age 65 equals the product of Mr. Berges' final average pay, benefit percentage, and vesting percentage, less offsetting benefits under our other retirement plans. Final average pay is Mr. Berges' monthly compensation, which includes salary and bonus without reduction for amounts deferred, for the highest paid 36 months of Mr. Berges' final 60 months of employment. The benefit percentage is a percentage, based on a formula, which increases with each month of continuous service with us up to 156 months. Mr. Berges will vest once he has completed 60 months of continuous service with us (July 30, 2006), otherwise his vesting percentage is 0%. Offsetting benefits are defined as the actuarially determined monthly value of vested contributions made by us under any Hexcel defined contribution retirement plans deemed increased at a 6% annual rate of return.

        If Mr. Berges' employment terminates, we will pay the normal retirement benefit to him starting the month after his employment terminates and ending on his death, or, if later, after 120 payments have been made. Any payments made after his death shall be made to a surviving beneficiary or the estate. Upon a termination by us without cause, or by the Mr. Berges for good reason, he will be paid a lump sum equal to the actuarial present value of the normal retirement benefit starting in the month after employment terminates. We add 36 months of continuous service to determine benefit percentage if such terminations occur during a period of a potential change in control or within two years after an actual change in control, otherwise we add 12 months of continuous service. The benefit is reduced by 3% per year for each year by which termination precedes his attaining age 65. If Mr. Berges' employment terminates due to a disability, he will receive a monthly benefit in an amount equal to the product of his final average pay and benefit percentage, less offsetting benefits. No supplemental benefits are payable if Mr. Berges is terminated for cause. In addition, Mr. Berges may elect to provide certain survivorship benefits to a designated beneficiary, but the benefit payable to Mr. Berges shall be reduced to reflect the actuarial equivalence of the survivorship benefit elected. Mr. Berges may generally elect the form of payment of benefits between receiving a monthly amount or a lump sum amount. If Mr. Berges continued to be employed by us until age 65 and his salary increased by 3% annually from 2004 levels (an assumption used to comply with the proxy rules of the SEC), the normal monthly retirement benefit (calculated using target bonus) commencing at age 65 would be approximately $80,385.

Employment and Severance Agreements

  Severance Agreements with Messrs. Forsyth, Krakower and Shaulson

        In February 1999, we entered into Severance Agreements with Messrs. Forsyth, Krakower and Shaulson. These executives will receive certain payments upon termination of employment under certain circumstances. The amounts vary depending upon the circumstances of termination of employment:

  •
  for termination by us other than for disability and other than for cause, or by the executive for good reason, the executive receives a payment equal to one year's salary plus average bonus over the last three years; and

  •
  for termination by us other than for disability and other than for cause, or by the executive for good reason, during a period of a potential change in control or within two years after a change in control, the executive receives three times the payment described in the bullet point above.

        We will continue the executive's participation in our benefit plans for up to three years depending on the circumstances of termination. If we terminate employment for cause or the executive terminates employment without good reason, we are only obligated to pay any unpaid amounts owed through the date of termination. Each executive has agreed not to compete with us for one year or three years after termination of employment, depending on whether termination occurs under circumstances described in the first bullet point or second bullet point above. In November 2004, the Severance Agreements were amended to provide a "modified" gross-up payment for excise tax incurred by the executives under Section 280G of the Internal revenue Code in connection with a change in control. The gross-up payment is made only if the "parachute payments" exceed the executive's untaxed safe harbor amount by at least 10%.

  Service Agreement with Mr. Hunt

        In August, 1990, we entered into a Service Agreement with Mr. Hunt. The agreement provides that he will receive an annual salary of at least £77,000, an annual bonus of 4% of his salary and a performance bonus in the employer's discretion. He is also entitled to the use of a company car. Either party may terminate the agreement on twelve months prior notice, but it may be terminated earlier in accordance with the employer's disciplinary procedures.

  Employment Agreement with Mr. Berges

        We entered into an Employment Agreement with Mr. Berges when he began his employment with us on July 30, 2001 for an initial term of four years. The agreement provides for Mr. Berges to be our Chairman and Chief Executive Officer for the initial term. The agreement will automatically be extended for successive one-year terms unless either Mr. Berges or Hexcel gives at least one year's prior notice to the other that the agreement shall not be extended. As no notice has been given, the agreement is currently in force to July 30, 2006. Mr. Berges may terminate the agreement for good reason or upon 30 days' notice to us. Among the executory provisions of the agreement, Mr. Berges is entitled to:

  •
  an annual base salary of not less than his current salary, subject to annual review by the compensation committee;

  •
  a target annual bonus opportunity of not less than 100% of annual base salary, and a maximum annual bonus opportunity of not less than 200% of annual base salary; and

  •
  participation in all other employee benefit plans available to senior executives, except that Mr. Berges' participation in our annual equity award program during the initial four-year term of the employment agreement is at the discretion of the compensation committee.

        Under the employment agreement, on July 30, 2001 we granted Mr. Berges separate options to purchase 550,000 and 275,000 shares of Hexcel common stock. Each of the options has a term of ten years and an exercise price of $10.50 per share. The option to purchase 550,000 shares becomes exercisable over four years at a rate of one-sixteenth of the shares at the end of each three-month period beginning with the three-month period ending October 31, 2001. The option to purchase 275,000 shares becomes exercisable in full on July 29, 2011, subject to earlier vesting, in whole or in part, if the price of a share of Hexcel common stock reaches $15.75, $21.00 and $26.25 over a consecutive thirty-day trading period. If Mr. Berges' employment with us terminates, the options, to the extent not vested, are forfeited. In the event of a change of control of Hexcel, any unvested options immediately vest and become exercisable.

        Upon termination of employment under certain circumstances, we will make certain payments to Mr. Berges. The amounts vary depending upon the circumstances of termination of employment:

  •
  for termination by us other than for disability and other than for cause, or by Mr. Berges for good reason, Mr. Berges will be entitled to receive a payment equal to two times the sum of his base salary at that time and average bonus over the last three years;

  •
  for termination by us other than for disability and other than for cause, or by Mr. Berges for good reason, in each case during a period which qualifies as a potential change in control or within two years after a change in control, Mr. Berges receives three times the sum of his base salary at that time and average bonus over the last three years; and

  •
  for termination due to death or disability, Mr. Berges will be entitled to receive his salary through the date of termination plus an annual bonus prorated for the portion of the year he was employed.

        We also will continue Mr. Berges' participation in our benefit plans for up to three years depending on the circumstances of termination. If we terminate Mr. Berges for cause or Mr. Berges terminates employment without good reason, Mr. Berges will be entitled to receive only unpaid amounts owed to him through the date of termination. Mr. Berges has agreed not to compete with us for two years or three years after termination of employment, depending on whether termination occurs under circumstances described in the first bullet point or second bullet point above. In November, 2004, the Employment Agreement was amended to provide a "modified" gross-up payment for excise tax incurred by Mr. Berges under Section 280G of the Internal revenue Code in connection with a change in control. The gross-up payment is made only if the "parachute payments" exceed Mr. Berges' untaxed safe harbor amount by at least 10%.

Compensation Committee Interlocks and Insider Participation

        The following directors were members of the compensation committee during 2004: Sandra L. Derickson, H. Arthur Bellows Jr., Sanjeev K. Mehra, Robert J. Small and Martin L. Solomon. For information regarding our relationship with the Goldman Sachs investors, an affiliate of which Mr. Mehra is a Managing Director, and for information regarding our relationship with the Berkshire/Greenbriar investors, an affiliate of which Mr. Small is a Managing Director, see "Certain Relationships and Related Transactions—Relationship with the Goldman Sachs investors and the Berkshire/Greenbriar Investors" on page 40.

Equity Compensation Plan Information

        The following information is provided as of December 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	7,444,605	(2)	$8.16	(3)	5,436,668	(4)
Equity compensation plans not approved by security holders(5)	825,000		$10.50		0
Total	8,269,605		$8.42	(3)	5,436,668	(4)

(1)
All numbers in these columns refer to shares of Hexcel common stock.

(2)
Includes 619,170 shares of common stock issuable upon the vesting and conversion of restricted stock units.

(3)
Excludes the restricted stock units referred to in note 2 above.

(4)
Includes (i) 5,058,439 shares of common stock available for future issuance under the Hexcel Corporation 2003 Incentive Stock Plan, which shares of common stock could be issued in connection with awards other than options, warrants or rights; (ii) 170,443 shares reserved for issuance under the Management Stock Purchase Plan; (iii) 4,535 shares of common stock subject to options as of December 31, 2004 under, and purchased in January 2005 pursuant to, the terms of the Hexcel Corporation 1997 Employee Stock Purchase Plan; and (iv) 203,251 shares of common stock that could after December 31, 2004 become subject to options under, and therefore purchased under, the terms of the Hexcel Corporation 1997 Employee Stock Purchase Plan.

(5)
The only equity compensation arrangements in which equity securities were authorized that have not been approved by stockholders are two option agreements with Mr. Berges entered into in connection with his employment agreement, as described under the heading "Employment Agreement with Mr. Berges" on page 27.

Compensation of Directors

        Mr. Berges does not receive any additional compensation as a member of the board. Non-employee directors are compensated for services as directors with an annual retainer of $30,000 payable quarterly. In addition, non-employee directors receive an attendance fee of $1,200 for each in-person board meeting, $600 for each telephonic board meeting, and $600 for each in-person or telephonic committee meeting. Committee chairs are paid an additional $3,000 annually, except for the audit committee chair who is paid an additional $5,000 annually. Each non-employee director not affiliated with the Goldman Sachs investors or the Berkshire/Greenbriar investors may elect each year to receive, in lieu of the director's retainer fee, an equity grant in the form of RSUs equal in value to the fee plus a premium, if any, determined by the Compensation Committee based on the advice of its compensation consultant and other relevant factors. The RSUs vest ratably over the first year after grant and convert into an equal number of shares of Hexcel common stock at the first anniversary of grant unless the director elects to defer conversion until termination of service as a director. In addition, upon initial election to the board, and on each re-election thereafter, each non-employee director receives RSUs as determined by the Compensation Committee on the advice of its independent compensation consultant and other relevant factors. These RSUs vest one-third on grant and one-third on each of the next two anniversaries of grant, and convert into an equal number of shares of Hexcel common stock on the second anniversary of grant unless deferred as described above. In 2004, non-employee directors received grants of RSUs as follows: Messrs. Beckman, Campbell, Mehra, Sacerdote and Small, 1,590 each; Mr. Bellows, 8,329; Ms. Derickson and Mr. Solomon, 7,944 each; and Mr. Gaffney, 7,367.

        Based on information provided to us, the Goldman Sachs investors are the beneficial owners of all cash and equity-based compensation received by Messrs. Mehra and Sacerdote for their services as directors of Hexcel, and the Berkshire/Greenbriar investors are the beneficial owners of all cash and equity-based compensation received by Messrs. Beckman and Small for their services as directors of Hexcel.

MANAGEMENT INCENTIVE COMPENSATION PLAN

General

        Hexcel maintains the Management Incentive Compensation Plan, which provides for annual cash incentive awards to be granted to eligible participants at the discretion of the compensation committee. On March 31, 2005, the compensation committee approved an amendment and restatement of the plan, subject to stockholder approval. The amended and restated plan, which we refer to simply as the "plan," is being submitted to stockholders to meet the stockholder approval requirement of Section 162(m) of the Internal Revenue Code for qualified performance-based compensation. Below is a summary description of the material provisions of the plan. This description is qualified by the full text of the plan, which is included as Annex A to this proxy statement.

Description of the Principal Features of the Plan

  Purpose

        The purpose of the plan is to attract and retain highly qualified executives and key employees and to advance our interests by providing a cash incentive award for employees who have a direct, measurable opportunity to advance our goals.

  Administration

        The plan is administered by the compensation committee. The compensation committee decides who participates in the plan and establishes incentive awards, performance goals and all other material terms of awards for each participant.

  Eligibility

        Any of our employees or officers selected by the compensation committee is eligible to receive an award under the plan.

  Awards

        The plan provides for cash incentive awards as a percentage, which may exceed one hundred percent, of a target incentive award amount established for each participant. The percentage used to determine an award is based on the degree of achievement of performance goals.

        When an award to any of our five most highly compensated executive officers (referred to as "covered employees") is intended to qualify for tax deductibility under Section 162(m) (a "qualified award"), the performance goals for the award must be based upon one or more of the following criteria, each of which may relate to the performance of Hexcel, a subsidiary, a business unit, any subsection of Hexcel's business or any combination thereof and may be expressed as an amount, or as an increase or decrease over a specified period, or a relative comparison of performance to the performance of a peer group of entities or other external measure, of the selected performance criteria: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof). With respect to an award to any employee other than a covered employee, or an award to a covered employee that is not intended to be a qualified award, the performance goals may be based on any of the criteria listed above and/or on any other objective or subjective performance measures.

        The compensation committee has the discretion to increase the amount of any award otherwise payable to a participant, other than for a qualified award to a covered employee. The compensation committee also may decrease or eliminate the award payable to any participant including a covered employee. Any such increase or decrease may reflect a participant's individual performance or be based on other factors the compensation committee deems to be relevant. The amount of an award payable to any participant for any year cannot exceed $3,000,000.

        An award is generally payable in cash as soon as practicable after the end of the year and certification by the compensation committee of the degree of achievement of the relevant performance goals.

  Amendment and Termination

        The compensation committee has the authority to amend, suspend or terminate the plan at any time. No amendment, suspension or termination of the plan may adversely affect the payment of any award for a year that has already ended, or the payment of an award due upon the occurrence of a change in control, without the consent of the participant.

Plan Benefits

        Awards under the plan are granted at the discretion of the compensation committee and performance criteria may vary from year to year and from participant to participant. Therefore, benefits under the plan are generally not determinable.

        The compensation committee approved performance goals and aggregate target awards for the 2005 year for a group of key employees, including the covered employees. These were disclosed in Hexcel's Form 8-K filed on January 31, 2005. Awards for 2005 are payable under the plan as previously in effect and are not dependent on approval of the amendment and restatement of the plan by stockholders. Compensation paid and other benefits granted to certain of our executive officers for 2004 are set forth in this proxy statement in the section entitled "Executive Compensation."

Federal Income Taxes

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to its covered employees. However, compensation which qualifies as "performance-based" is exempt from the $1 million limitation. In order for compensation paid under the plan to a covered person to qualify for this exemption, the material terms of the plan must be approved by stockholders every five years and payments to the executive officer must be based solely on the attainment of pre-established, objective performance goals and must be computed by a pre-established, objective formula or standard. The plan is designed to preserve our opportunity for a tax deduction for cash incentive compensation paid to our covered employees.

        Participants will recognize income only upon the receipt of cash under an award. We will generally be entitled to a tax deduction at that time equal to the amount of the award, subject to possible Section 162(m) limitations.

Vote Required

        Approval of the plan requires the vote of a majority of the votes cast in person or by proxy at the Annual Meeting. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable New York Stock Exchange rules, brokers may not vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN

2003 INCENTIVE STOCK PLAN

General

        Hexcel maintains the 2003 Incentive Stock Plan, which provides for stock incentive awards to be granted to eligible participants at the discretion of the compensation committee On March 31, 2005, the compensation committee approved an amendment and restatement of the plan, subject to stockholder approval. The amended and restated plan, which we refer to simply as the "plan," is being submitted to stockholders to meet the stockholder approval requirement of Section 162(m) of the Internal Revenue Code for qualified performance-based compensation. Below is a summary description of the material provisions of the plan. This description is qualified by the full text of the plan, which is included as Annex B to this proxy statement.

Description of the Principal Features of the Plan

  Authorized Shares

        The plan authorizes 14,233,848 shares for awards. Of this number, as of March 15, 2005, 4,090,477 shares were subject to existing awards outstanding under the plan, and 7,469,091 shares were available for new awards under the plan. Shares underlying awards which are cancelled, forfeited, surrendered, terminated, paid in cash or which expire unexercised become available for new awards under the plan. The stockholders are not increasing the number of shares authorized by approving the amendment and restatement of the plan nor are any outstanding awards subject to such stockholder approval.

  Purpose

        The purpose of the plan is to attract and retain highly qualified executives and key employees and to advance our interests by providing a stock incentive award for employees who have a direct, measurable opportunity to advance our goals.

  Administration

        The plan is administered by the compensation committee of our board of directors, or such other committee of our board of directors as our board of directors may designate. The committee has the authority to make determinations with respect to the participation of employees, officers, consultants and directors in the plan and the terms of awards made to participants. The committee has the authority to establish, among other things, vesting schedules, performance criteria, post-termination exercise provisions and all other material terms and conditions of awards and has the authority to accelerate the time at which any award becomes vested or exercisable including upon the occurrence of a "change in control" as defined in the plan. The committee has the authority to interpret and construe the provisions of the plan.

  Eligibility

        Upon selection by the committee, any employee, officer or consultant of Hexcel or its subsidiaries or director of Hexcel is eligible to receive awards under the plan. It is expected that our non-employee directors will receive awards under our director compensation program. The number of eligible consultants cannot be estimated.

  Discretionary Awards

        The plan provides for discretionary grants of a variety of awards, including stock options, stock options in lieu of compensation, stock appreciation rights, restricted shares, restricted share units ("RSUs") and other stock based awards. Stock options may be either "incentive stock options," or ISOs, which qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or

"nonqualified stock options," or NQOs, which do not qualify under Section 422. To the extent that the aggregate fair market value of our common stock underlying options which are intended to be ISOs and are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as NQOs.

        The plan also provides for performance-based awards. A performance-based award is an award based, in whole or in part, upon the attainment of one or more performance goals. When a performance-based award to any covered employee is intended to be a qualified award, the performance goals for the award must be based upon one or more of the following criteria, each of which may relate to the performance of Hexcel, a subsidiary, a business unit, any subsection of Hexcel's business or any combination thereof and may be expressed as an amount, or as an increase or decrease over a specified period, or a relative comparison of performance to the performance of a peer group of entities or other external measure, of the selected performance criteria: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof). With respect to a performance-based award to any employee other than one of our five most highly compensated executive officers (referred to as "covered employees"), or a performance-based award to a covered employee that is not intended to be a qualified award, the performance goals may be based on any of the criteria listed above and/or on any other objective or subjective performance measures.

  Amendment and Termination

        The committee has the authority to terminate the plan or make such modifications or amendments to the plan as it may deem advisable. No amendment to the plan which requires stockholder approval under applicable law, rule or regulation will become effective without the approval of our stockholders. In addition, no termination or amendment of the plan may adversely affect the rights of a participant under an outstanding award without the consent of such participant.

Plan Benefits

        Awards under the plan will be granted at the sole discretion of the committee and performance criteria may vary from year to year and from participant to participant. Therefore, benefits under the plan are not determinable. Compensation paid and other benefits granted to certain of our executive officers for 2004 are set forth in this proxy statement in the section entitled "Executive Compensation." The committee approved stock incentive awards for the 2005 year for a group of key employees, including the NEOs. The stock incentive awards granted to the NEOs were disclosed on Form 4s as required by SEC rules. Awards for 2005 are subject to the plan as previously in effect and are not dependent on approval of the amendment and restatement of the plan by stockholders.

Federal Income Tax Consequences

        The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards under the plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. Accordingly, participants in the plan should consult their respective tax advisors in determining the tax consequences of such participation.

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to its covered employees. However, compensation which qualifies as "performance-based" is exempt from the $1 million limitation. In order for compensation paid under the plan to a covered person to qualify for this exemption, the material terms of the plan must be approved by stockholders every five years and payments to the covered employee must be based solely on the attainment of pre-established, objective performance goals and must be computed by a pre-established, objective formula or standard. The plan is designed to preserve our opportunity for a tax deduction for stock incentive compensation paid to our covered employees.

  Nonqualified Stock Options

        An optionee will not recognize any taxable income upon the grant of an NQO, and we will not be entitled to a tax deduction with respect to such grant.

        Upon exercise of an NQO, the excess of the fair market value of the acquired shares of our common stock on the exercise date over the exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. We will generally be entitled to a tax deduction at that time in the amount of such compensation income, subject to possible Section 162(m) limitations. The optionee's tax basis for the shares of our common stock received pursuant to the exercise of an NQO will equal the sum of the compensation income recognized and the exercise price.

        In the event of a sale or other disposition of shares of our common stock received upon the exercise of an NQO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares of our common stock (which begins upon such exercise) is more than one year.

  Incentive Stock Options

        An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and we will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income to the optionee, and a corresponding tax deduction to us, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by us or one of our subsidiaries or within 90 days after termination of employment) or if the optionee engages in a "disqualifying disposition" as described below. The exercise of an ISO or the disqualifying disposition of shares acquired upon the exercise of an ISO should not be subject to federal income tax withholding. In addition, the Internal Revenue Service has announced that employment taxes will not apply to the exercise of an ISO that occurs before January 1 of the year that follows the second anniversary of the publication of final guidance by the IRS. The difference between (a) the fair market value of the shares of our common stock on the date of exercise of an ISO and (b) the exercise price constitutes an item of tax preference for purposes of the federal alternative minimum tax.

        A sale or exchange by an optionee of shares of our common stock acquired upon the exercise of an ISO more than one year after the transfer of such shares of our common stock to such optionee and more than two years after the date of grant of the ISO generally will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of shares of our common stock to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares of our common stock that will have the following results: any excess of (1) the lesser of (a) the fair market value of the shares of our common stock at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares of our common stock over (2) the exercise price of such ISO will be taxable as compensation income to the optionee, and we will be entitled to a tax deduction in the amount of such compensation income. Any gain in excess of the amount required to be recognized by the optionee as taxable compensation income will generally qualify as capital gain and will not result in any deduction by us. If the amount realized on a disqualifying disposition of the shares of our common stock is less than the exercise price of such ISO, the difference will generally constitute a capital loss to the optionee.

  Stock Appreciation Rights

        The amount of any cash received upon the exercise of a stock appreciation right, or SAR, will be includible in the grantee's compensation income, will be deductible by us subject to possible 162(m) limitations, and will be subject to applicable withholding taxes.

  Restricted Shares and RSUs

        If restricted shares or RSUs are awarded to a participant in accordance with the terms of the plan, generally no income will be recognized by such participant at the time the award is made. Generally, such participant will be required to include as compensation income, subject to applicable withholding taxes, the fair market value of such restricted shares or RSUs upon the lapse of the forfeiture provisions applicable thereto (or in the case of RSUs upon the conversion of the RSUs into common stock), less any amount paid therefor. The participant may, however, elect within 30 days after a restricted stock award is made, to be taxed immediately upon receipt of such shares rather than when the forfeiture provisions lapse. If such an election is made, the participant will recognize compensation income, subject to applicable withholding taxes, in the taxable year of his or her award in an amount equal to the fair market value of such restricted shares (determined without regard to the restrictions which by their terms will lapse) at the time of receipt, less any amount paid therefor. Absent the making of the election described in the preceding sentences, any cash dividends or other distributions paid with respect to restricted shares prior to lapse of the applicable restrictions will be includible in the participant's ordinary income as compensation at the time of receipt. In each case, we generally will be entitled to a deduction in the same amount as the compensation income realized by the participant, subject to possible Section162(m) limitations.

Vote Required

        Approval of the plan requires the vote of a majority of the votes cast in person or by proxy at the Annual Meeting. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable New York Stock Exchange rules, brokers are permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE 2003 INCENTIVE STOCK PLAN

PERFORMANCE GRAPH

        The following graph indicates our total return to our stockholders during the past five years, as compared to the total returns of the Standard & Poor's 500 Composite Stock Price Index, Media General Aerospace/Defense Products and Services Index and a comparator group consisting of companies chosen by the compensation committee in 2004 to help ensure that the committee's benchmarks for executive compensation decisions reasonably reflect our market for talent. The graph also includes the total returns of the comparator group used by the compensation committee in 2003.

Comparison of Five-Year Cumulative Total Stockholder Return

Date	Hexcel Corporation	S&P 500	Media General Aerospace/Defense(1)	Comparator Group(2)(3)
December 1999	$100.00	$100.00	$100.00	$100.00
December 2000	$160.67	$90.89	$126.92	$146.71
December 2001	$55.37	$80.14	$115.56	$135.55
December 2002	$53.93	$62.47	$113.22	$113.57
December 2003	$133.21	$80.35	$166.30	$156.85
December 2004	$260.67	$89.07	$209.07	$190.80

        Assumes that $100 was invested on December 31, 1999 and quarterly reinvestment of dividends.

(1)
Data provided by Media General Financial Services.

(2)
The return is determined by assuming dividends are reinvested quarterly, adjusting for spin-offs and other special dividends, and weighing the issuers for stock market capitalization on a quarterly basis.

(3)
The comparator group analyzed by Hewitt Associates consists of Air Products and Chemicals, Inc., The Dow Chemical Company, Ecolab Inc., Engelhard Corporation, FMC Corporation, W.R. Grace & Co., IMC Global Inc., Millennium Chemicals Inc., PPG Industries, Inc., Praxair, Inc. and Rohm and Haas Company.

AUDIT COMMITTEE REPORT

        The audit committee is responsible for assisting the board's oversight of the integrity of Hexcel's financial statements, Hexcel's compliance with legal and regulatory requirements, Hexcel's independent registered public accounting firm's qualifications, independence and performance, and Hexcel's internal audit function. We also recommend to the board of directors, subject to stockholder ratification, the selection of Hexcel's independent registered public accounting firm. We operate under a written charter adopted and approved by the board of directors on February 12, 2004.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. Hexcel's independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States. Our responsibility is to monitor and review these processes.

        We held twelve meetings in 2004, held numerous discussions with management and met in executive session, without management, with PricewaterhouseCoopers LLP, Hexcel's independent registered public accounting firm. We also met in executive session, without management present, with Protiviti Inc., which performs the internal audit function for Hexcel. We have reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. We discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Hexcel's independent registered public accounting firm also provided the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and we discussed with the independent registered public accounting firm their independence.

        Based on our review and the discussions referred to above, we recommended that the board of directors include Hexcel's audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. We have also recommended the selection of Hexcel's independent registered public accounting firm and, based on our recommendation, the board of directors has selected PricewaterhouseCoopers LLP as Hexcel's independent registered public accounting firm for 2005, subject to stockholder ratification.

                      H. Arthur Bellows, Jr., Chair
                      Jeffrey C. Campbell
                      James J. Gaffney
                          The Members of the Audit Committee

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        We are asking the stockholders to ratify the board of directors' appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005. In the event the appointment of PricewaterhouseCoopers LLP is not ratified, the board of directors will consider the appointment of another independent registered public accounting firm.

        PricewaterhouseCoopers LLP has audited our financial statements annually since 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

Fees

  Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for 2004 for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q and services provided in connection with foreign statutory and regulatory filings and engagements were approximately $3,170,000. With respect to 2003, the aggregate amount of such fees was approximately $1,700,000. The increase in fees from 2003 to 2004 is primarily attributable to the approximately $1,850,000 in fees billed in connection with the audit of our internal controls work relating to the requirement that the Company's independent registered public accounting firm express opinions on management's assessment of the Company's internal control over financial reporting and on the effectiveness of the Company's internal control over financial reporting.

  Audit-Related Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP in 2004 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not included in the amount for 2004 under "Audit Fees" above was approximately $25,000. These fees related to services performed in connection with gains attributable to the sale of securities obtained through a de-mutualization of an insurance company.

        The aggregate fees billed by PricewaterhouseCoopers LLP in 2003 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not included in the amount for 2003 under "Audit Fees" above was approximately $135,000. These fees related to services performed in connection with a variety of matters, including, among others, a European debt restructuring, benefit plan audits and the consolidation of certain subsidiaries.

  Tax Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP in 2004 and 2003 for professional services rendered for tax compliance, tax advice and tax planning was approximately $400,000 and $250,000, respectively. These fees related primarily to services performed in connection with European tax compliance and a French restructuring.

  All Other Fees

        There were no fees billed by PricewaterhouseCoopers LLP for professional services rendered to us during the years ended December 31, 2004 and 2003, other than as described above.

Audit Committee Pre-Approval Policies and Procedures

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the firm in accordance with this pre-approval.

        Rule 2-01(c)(7)(i) under SEC Regulation S-X provides that a company's independent registered public accounting firm can provide certain non-audit services without the prior approval of the audit committee if certain conditions are met, including that the services are brought promptly to the attention of, and approved by, the audit committee. In accordance with our policy requiring pre-approval of all services to be rendered by our independent registered public accounting firm, none of the services described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees" were approved by the audit committee pursuant to this rule.

Vote Required

        The ratification of the appointment of PricewaterhouseCoopers LLP requires the vote of a majority of the votes cast in person or by proxy at the annual meeting once a quorum is present. Brokers may vote shares held for a customer without specific instructions from the customer. Abstentions will be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

        On March 19, 2003, we issued 77,875 shares of our series A preferred stock and 77,875 shares of our series B preferred stock to the Berkshire/Greenbriar investors for $77,875,000 in cash. As part of the preferred stock sale we also issued 47,125 shares of series A preferred stock and 47,125 shares of series B preferred stock to the Goldman Sachs investors for $47,125,000 in cash. These purchases were made under the terms of separate stock purchase agreements we entered into with each of the Goldman Sachs investors and the Berkshire/Greenbriar investors on December 18, 2002. Each of the Goldman Sachs investors and the Berkshire/Greenbriar investors obtained the funds for the purchase of the preferred stock through capital contributions by their investors.

        Upon the consummation of the preferred stock sale, we entered into an amended and restated governance agreement and an amended and restated registration rights agreement with the Goldman Sachs investors and a stockholders agreement and a registration rights agreement with the Berkshire/Greenbriar investors. Each of these agreements, and each of the stock purchase agreements, is summarized below.

        On December 19, 2000, LXH, L.L.C. and LXH II, L.L.C., two limited liability companies that are Goldman Sachs investors, acquired 14,525,000 shares of Hexcel common stock from Ciba Specialty Chemicals Holding Inc. for an aggregate purchase price of $159,775,000. We refer to these two limited liability companies as the "LXH purchasers." The purchase price was comprised of $123,462,500 in cash and two 7.5% secured promissory notes due December 31, 2004 issued by the LXH purchasers on December 19, 2000 to Ciba for an aggregate principal amount of $36,312,500, which notes have since been repaid. At the time of the purchase by the LXH purchasers of common stock from Ciba, we entered into a governance agreement and registration rights agreement with the Goldman Sachs investors, each of which was amended and restated upon the closing of the preferred stock sale. In addition, we entered into an agreement dated October 11, 2000 in which we made representations and warranties to the LXH purchasers and provided the LXH purchasers with indemnification, subject to limitations, for losses suffered as a result of breaches by us of the representations and warranties.

        In December 2004, pursuant to an underwritten offering registered with the Securities and Exchange Commission, certain Berkshire/Greenbriar investors sold an aggregate of 13,049,912 shares of Hexcel common stock and certain Goldman Sachs investors sold an aggregate of 11,100,086 shares of Hexcel common stock. In connection with such offering, the Berkshire/Greenbriar investors converted 23,541 shares of its series A preferred stock, and all 77,875 of its shares of series B convertible preferred stock, into common stock.

Relationship with the Goldman Sachs investors and the Berkshire/Greenbriar investors

  Stock Purchase Agreements

        On December 18, 2002, we entered into separate stock purchase agreements with each of the Berkshire/Greenbriar investors and certain of the Goldman Sachs investors in which all parties agreed to consummate the preferred stock sale. The stock purchase agreements contained similar, but not identical, terms including customary representations and warranties, covenants, closing conditions, "no-shop" and termination provisions, and provided for the payment by us of certain fees to, and expenses of, the Goldman Sachs investors and the Berkshire/Greenbriar investors. The stock purchase agreement with the Goldman Sachs investors also required the Goldman Sachs investors to vote their common stock in favor of the preferred stock sale and related matters, subject to conditions.

        Under the stock purchase agreements, we agreed to indemnify the Berkshire/Greenbriar investors and the Goldman Sachs investors for any losses they incur arising from a breach of any representations, warranties or covenants made by us, or from any actual or threatened litigation against them in connection with the preferred stock sale. The Berkshire/Greenbriar investors and the Goldman Sachs investors agreed to indemnify us for any losses we incur arising from a breach of any of their respective representations, warranties or covenants.

        With respect to any indemnification claims made by any party for breaches of representations and warranties, the party providing indemnification is responsible only for amounts in excess of $2 million. The maximum amount payable by a party providing indemnification is $20 million in the case of the Berkshire/Greenbriar stock purchase agreement, and $10 million in the case of the Goldman Sachs stock purchase agreement. However, the maximum amount payable by us for losses incurred due to our breach of the representations and warranties relating to our SEC filings is equal to the purchase price provided for in the relevant stock purchase agreement.

  Governance Agreement and Stockholders Agreement

        Corporate Governance.    Under the governance agreement, we have agreed to cause any slate of nominees for election to the board of directors to consist of up to three nominees of the Goldman Sachs investors. Under the stockholders agreement, we have agreed to cause any slate of nominees for election to the board of directors to consist of up to two nominees of the Berkshire/Greenbriar investors. The remaining nominees must be independent of the Goldman Sachs investors and the Berkshire/Greenbriar investors. You should read the discussion under "Election of Directors" on page 3 for information regarding exactly how many directors the Goldman Sachs investors and the Berkshire/Greenbriar investors are entitled to nominate, which varies based on the percentage of total voting power held by the Goldman Sachs investors and the Berkshire/Greenbriar investors.

        The Goldman Sachs investors currently beneficially own approximately 24% of Hexcel's total voting power, and the Berkshire/Greenbriar investors currently beneficially own approximately 20% of Hexcel's total voting power, as of the record date. Accordingly, our board of directors is comprised of the following persons:

  •
  Sanjeev K. Mehra, James J. Gaffney and Peter M. Sacerdote, each of whom is a nominee of the Goldman Sachs investors;

  •
  Joel S. Beckman and Robert J. Small, each of whom is a nominee of the Berkshire/Greenbriar investors; and

  •
  H. Arthur Bellows, Jr., David E. Berges (Chairman), Jeffrey C. Campbell, Sandra L. Derickson and Martin L. Solomon, each of whom is neither a nominee of the Goldman Sachs investors nor a nominee of the Berkshire/Greenbriar investors.

        The governance agreement further provides that so long as the Goldman Sachs investors are entitled to designate two or more nominees for election to the board of directors, each committee of the board of directors shall consist of at least one director nominated by the Goldman Sachs investors. The stockholders agreement provides that so long as the Berkshire/Greenbriar investors are entitled to designate two or more nominees for election to the board of directors, each committee of the board of directors shall consist of at least one director nominated by the Berkshire/Greenbriar investors. However, if under the listing standards of the New York Stock Exchange or any other applicable law or rule, no Goldman Sachs investor nominee or Berkshire/Greenbriar nominee is eligible to serve on a particular committee, then that committee will consist solely of non-Goldman Sachs directors and /or non-Berkshire/Greenbriar directors, as the case may be. New directors chosen to fill vacancies on the board of directors are selected as follows:

  •
  if the vacancy is created as a result of a nominee of the Goldman Sachs investors ceasing to serve as a member of the board of directors, then the Goldman Sachs investors shall designate the new director;

  •
  if the vacancy is created as a result of a nominee of the Berkshire/Greenbriar investors to serve as a member of the board of directors, then the Berkshire/Greenbriar investors shall designate the new director; or

  •
  if the new director is to be neither a Goldman Sachs director nor a Berkshire/Greenbriar director, then the new director will be designated by both a majority vote of the group of directors other than the Goldman Sachs directors (as required by the governance agreement) and a majority vote of the group of directors other than the Berkshire/Greenbriar directors (as required by the stockholders agreement).

        If the percentage of total voting power held by the Goldman Sachs investors or the Berkshire/Greenbriar investors decreases, or the Goldman Sachs investors or the Berkshire/Greenbriar investors transfer some of the shares of capital stock held by them, in either case such that the number of directors the Goldman Sachs investors or the Berkshire/Greenbriar investors is entitled to nominate would decrease, then the Goldman Sachs investors or the Berkshire/Greenbriar investors, as the case may be, must cause an appropriate number of directors nominated by the Goldman Sachs investors or the Berkshire/Greenbriar investors, as the case may be, to resign. Any vacancies created by these resignations would be filled by a majority vote of the non-Goldman Sachs directors or non-Berkshire/Greenbriar directors, as the case may be.

        Approvals.    Pursuant to the stockholders agreement and the governance agreement, for so long as the Berkshire/Greenbriar investors or the Goldman Sachs investors beneficially own at least 15% of the total voting power of our voting securities, our board of directors may not approve any of the following actions without the approval of a majority of the directors nominated by the Berkshire/Greenbriar investors and/or a majority of the directors nominated by the Goldman Sachs investors, as the case may be:

  •
  any merger or other business combination involving us, other than a "buyout transaction" (as defined below under "Buyout Transactions"), if the value of the transaction, when added together with the value of all similar transactions during the previous 12 months, exceeds the greater of $75 million and 11% of our total assets;

  •
  any sale, transfer, conveyance, lease or other disposition or series of related dispositions of any of our assets, businesses or operations, other than a buyout transaction, if the value of the assets, business or operations disposed of in this manner during the prior 12 months exceeds the greater of $75 million and 11% of our total consolidated assets; or

  •
  any issuance by us or any of our significant subsidiaries of equity securities, with exceptions for employee and director benefit plans, intercompany issuances, conversion of outstanding securities and issuances in connection with any mergers or other business combinations involving us that are approved by our board of directors, if the consideration received by us for similar transactions, including the proposed transaction, during the prior 12 months exceeds $25 million.

        For so long as any directors nominated by the Berkshire/Greenbriar investors or the Goldman Sachs investors are serving on our board of directors, any board action will require the approval of at least six directors, at least two of whom must be non-investor directors. In the event that our board consists of fewer than six directors, any board action will require the approval of all directors.

        Each of the Berkshire/Greenbriar investors and the Goldman Sachs investors have agreed with us that, in any election of directors or at any meeting of our stockholders called for the removal of directors, so long as our board of directors includes, and will include after the removal, any director nominated by such investors, such investors will be present for purposes of establishing a quorum and will vote their shares of our voting securities:

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  in favor of any nominee for director selected in accordance with the governance agreement or stockholders agreement, as the case may be; and

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  against the removal of any director selected in accordance with the governance agreement or stockholders agreement, as the case may be.

        Other than voting for the election of directors and as provided below under "Standstill," the Berkshire/Greenbriar investors and the Goldman Sachs investors are free to vote their shares of our voting securities as they wish except:

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  in connection with an offer for a buyout transaction, in which case other restrictions apply, which are described below under "Buyout Transactions"; and

  •
  each of the Berkshire/Greenbriar investors and the Goldman Sachs investors must vote against any amendment to our certificate of incorporation that would modify the indemnification provisions in a manner which would adversely affect the persons who are entitled to indemnification.

        Standstill.    Each of the Berkshire/Greenbriar investors and the Goldman Sachs investors has agreed, subject to specific exceptions, that without the approval of a majority of all of the directors, which majority must include at least two non-investor directors, they will not:

  •
  purchase or otherwise acquire any beneficial ownership of our voting securities, except for:

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  shares of our common stock issuable upon conversion of our preferred stock;

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  shares of our common stock acquired through options granted to directors nominated by the investors;

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  in the case of the Goldman Sachs investors, a limited number of shares of our common stock which may be acquired inadvertently through broker dealer activities; or

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  in the case of the Berkshire/Greenbriar investors, additional voting securities so long as the Berkshire/Greenbriar investors never own more than 39.5% of the total voting power of our voting securities;

  •
  enter into, solicit or support any merger or business combination involving us or purchase, acquire, or solicit or support the purchase or acquisition of any portion of our business or assets, except in the ordinary course of business, in nonmaterial amounts or in accordance with the provisions regarding buyout transactions described below;

  •
  initiate or propose any stockholder proposal without the approval of our board of directors or make, or in any way participate in, any solicitation of proxies, as these terms are used in Section 14 of the Securities Exchange Act of 1934, to vote or seek to advise or influence any person or entity with respect to the voting of any of our securities or request or take any action to obtain any list of security holders for such purposes with respect to any matter other than those with respect to which the investors may vote in their sole discretion under the stockholders agreement and governance agreement;

  •
  form or otherwise participate in a group formed for the purpose of acquiring, holding, voting, disposing of or taking any action with respect to the voting securities held by the investors that would be required under Section 13(d) of the Securities Exchange Act of 1934 to file a statement on Schedule 13D with the SEC, other than a group made up of only Berkshire/Greenbriar investors or a group made up of only Goldman Sachs investors;

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  deposit any of our voting securities in a voting trust or enter into any voting agreement other than the stockholders agreement or the governance agreement;

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  seek representation on our board of directors, remove a director or seek a change in the size or composition of our board of directors, except as provided by the stockholders agreement and the governance agreement;

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  make any request to amend or waive any of these standstill provisions, which would require public disclosure under applicable law, rule or regulation;

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  disclose any intent, purpose, plan, arrangement or proposal inconsistent with the actions listed above, or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal;

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  take any action challenging the validity or enforceability of the actions listed above; or

  •
  assist, advise, encourage or negotiate with respect to or seek to do any of the actions listed above.

        Notwithstanding the foregoing, neither the Berkshire/Greenbriar investors nor the Goldman Sachs investors may acquire, sell, transfer or otherwise dispose of beneficial ownership of any of our voting securities if such action would result in a default, or acceleration of amounts outstanding, under our senior secured credit facility unless, prior to such action, any required consents under these debt instruments are obtained. In addition, the Berkshire/Greenbriar investors and the Goldman Sachs investors may propose "buyout transactions" (as defined below) and may participate in buyout transactions proposed by third parties, provided that their actions are consistent with the provisions under "Buyout Transactions" below.

        Buyout Transactions.    The Berkshire/Greenbriar investors and the Goldman Sachs investors are subject to certain restrictions with respect to a "buyout transaction." A "buyout transaction" is generally defined as a tender offer, merger or any similar transaction in which a third party would acquire a majority of our voting securities or a sale of all or substantially all of our assets.

        If we become the subject of a buyout transaction proposed by a third party, and the buyout transaction is approved by a majority of our board of directors and a majority of our "disinterested directors" (as defined below), including two of the non-investor directors, the Berkshire/Greenbriar investors and the Goldman Sachs investors may act in their sole discretion with respect to the buyout transaction.

        If we become the subject of a buyout transaction proposed by a third party and the offer either fails to be approved by a majority of our board of directors or is approved by a majority of our board of directors but not by a majority of our disinterested directors, including two of our non-investor directors, then the Berkshire/Greenbriar investors and the Goldman Sachs investors must:

  •
  vote their shares of our voting securities against the buyout transaction in proportion to the votes cast by our other stockholders against the buyout transaction; and

  •
  not tender or sell their shares of our voting securities to the person proposing the buyout transaction in a proportion greater than the tenders or sales made by our other stockholders to the person proposing the buyout transaction.

        With respect to any buyout transaction, a "disinterested director" is a director who is not an interested director within the meaning of Section 144 of the Delaware General Corporation Law with respect to such buyout transaction. No director nominated by the Berkshire/Greenbriar investors or the Goldman Sachs investors will be deemed to be a disinterested director with respect to a buyout proposal made by the Berkshire/Greenbriar investors or the Goldman Sachs investors, respectively.

Issuance of Additional Securities

        For so long as the Berkshire/Greenbriar investors and the Goldman Sachs investors are entitled to designate one or more nominees for election to our board of directors, if we issue any additional voting securities for cash, the Berkshire/Greenbriar investors and the Goldman Sachs investors, as the case may be, will have the option to purchase an amount of securities that would allow them to maintain their respective percentage ownership of the total voting power of our voting securities after the issuance. Any such purchase would be for the same price and otherwise on the same terms as those governing the new issuance. However, this right will not apply to any issuance of our voting securities upon conversion of any of our convertible securities, or pursuant to our stock option, incentive compensation or similar plans.

Transfer Restrictions

        The Berkshire/Greenbriar investors may not sell or transfer any Hexcel voting securities, and the Goldman Sachs investors may not sell or transfer the shares acquired by them in the preferred stock sale (including any shares into which these shares may be converted), except for sales or transfers:

  •
  in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act, and otherwise subject to compliance with the Securities Act;

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  in a registered public offering;

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  in a non-registered offering subject to an exemption from the registration requirements of the Securities Act, in a manner calculated to achieve a broad distribution (generally meaning that no third party acquiring voting securities in the transaction will hold more than 5% of our total voting power after the transaction); or

  •
  in a buyout transaction proposed by a third party, but only if otherwise permitted as described above under "Buyout Transactions."

        Additionally, the shares of our common stock beneficially owned by the Goldman Sachs investors prior to March 19, 2003, may only be sold or transferred by the Goldman Sachs investors:

  •
  to affiliates of the Goldman Sachs investors, provided the transferee agrees to be bound by the terms of the governance agreement;

  •
  in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act, and otherwise subject to compliance with the Securities Act, in a manner calculated to achieve a broad distribution;

  •
  in a registered public offering or a non-registered offering subject to an exemption from the registration requirements of the Securities Act, in a manner calculated to achieve a broad distribution;

  •
  in a buyout transaction proposed by a third party, but only if otherwise permitted as described above under "Buyout Transactions"; or

  •
  which are a limited number of shares of our common stock that may be acquired by the Goldman Sachs investors or their affiliates either inadvertently through broker dealer activities or through options granted to directors nominated by the Goldman Sachs investors.

        Term.    Each of the stockholders agreement and the governance agreement, as the case may be, will terminate upon the earlier of:

  •
  March 19, 2013; and

  •
  an event that causes the percentage of our voting securities beneficially owned by the Berkshire/Greenbriar investors or the Goldman Sachs investors, as the case may be, to be less than 10% or equal to or more than 90%.

        In addition, either party may terminate the stockholders agreement or the governance agreement, as the case may be, if the other party to such agreement breaches a material obligation under such agreement and fails to cure the breach within 60 days of written notice of the breach from the other party to that agreement.

  The Registration Rights Agreements

        Each of the registration rights agreements grants the Berkshire/Greenbriar investors and the Goldman Sachs investors, as the case may be, three "demand" registration rights, pursuant to which such investors may require us to use our commercially reasonable efforts to register under the Securities Act the shares of our common stock and, after the third anniversary of the original issuance date, the shares of our series A preferred stock, held by them. Any demand must be for a number of shares that represents at least 20% of the total voting power then held by the investors making the demand and must have an aggregate anticipated offering price of at least $25,000,000.

        The Berkshire/Greenbriar investors and the Goldman Sachs investors also have "piggyback" registration rights. These rights generally permit the Berkshire/Greenbriar investors and the Goldman Sachs investors to include their shares of our common stock and, after March 19, 2006, the shares of our series A preferred stock, in any other registration by us to sell shares of our common stock under the Securities Act.

        The registration rights agreements provide for blackout periods during which we will not be required to register the shares of our capital stock otherwise eligible for registration under the registration rights agreements. The registration rights agreements also contain provisions relating to the priority for inclusion of shares in an underwritten offering in the event that the underwriters determine that the number of shares requested to be included in such offering must be reduced.

        We are generally required to pay for all expenses in connection with these registrations, except for underwriting discounts and commissions relating to the shares of our capital stock sold by the investors.

        In December 2004, pursuant to an underwritten offering registered with the Securities and Exchange Commission, the Berkshire/Greenbriar investors sold an aggregate of 13,049,912 shares of Hexcel common stock and the Goldman Sachs investors sold an aggregate of 11,100,086 shares of Hexcel common stock. An affiliate of the Goldman Sachs investors acted as joint bookrunner and an underwriter for this offering. The registration statement for this offering was filed by Hexcel pursuant to the exercise of a demand registration right buy the Goldman Sachs investors and the exercise of a piggyback registration right by the Berkshire/Greenbriar investors. We paid all expenses related to the offering except for the underwriting discounts and commissions, including the reimbursement of $75,000 in legal expenses on each of the Goldman Sachs investors and the Berkshire/Greenbriar investors. In connection with such offering, the Berkshire/Greenbriar investors converted 23,541 shares of its series A preferred stock, and all 77,875 of its shares of series B convertible preferred stock, into common stock. The Goldman Sachs investors sold only common stock acquired from Ciba in December 2000, and therefore did not convert any preferred stock.

  Preferred Stock Certificates of Designations

        The Goldman Sachs investors have certain rights under the certificates of designations for each of the series A preferred stock and the series B preferred stock, and the Berkshire/Greenbriar investors have certain rights under the certificate of designation for the series A preferred stock. These rights arise solely because the Goldman Sachs investors and the Berkshire/Greenbriar investors own the preferred stock. Should some or all of the preferred stock be transferred to a third party or parties, such third party or parties would have these exact same rights, although the rights of the Goldman Sachs investors and the Berkshire/Greenbriar investors to transfer some or all of the preferred stock are limited by the terms of the governance agreement and stockholders agreement, as described above.

  Other Relationships with the Goldman Sachs Investors

        In February 2005, an affiliate of the Goldman Sachs investors acted as lead initial purchaser for our private offering under Rule 144A of $225 million of our 6.75% Senior Subordinated Notes, and received a fee of $2.4 million. An affiliate of the Goldman Sachs investors is a lender under our new senior credit facility which we entered into in March 2003. From time to time we engage in interest rate swaps with, and purchase forward currency contracts and options from, affiliates of the Goldman Sachs investors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Hexcel common stock. Executive officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the year ended December 31, 2004, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent stockholders were complied with except that, in December 2004, Greenbriar Equity Fund, L.P. inadvertently filed a single form 4 two days late in connection with its sale of common stock in a registered offering on December 20, 2004. The form 4 with respect to the sale of these shares was subsequently filed on December 27, 2004.

OTHER MATTERS

        As of the date of this proxy statement, the board of directors does not know of any other matters to be presented for action by the stockholders at the annual meeting. However, if any other matters not known are properly brought before the annual meeting, proxies will be voted at the discretion of the proxy holders and in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

        Any proposal that a Hexcel stockholder intends to present at our 2006 Annual Meeting of Stockholders, including those submitted for inclusion in our proxy materials, must be submitted to the Secretary of Hexcel at our offices, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901-3238, no later than December 16, 2005 in order to be considered for inclusion in the proxy statement and proxy relating to that meeting.

ANNUAL REPORT

        Our Annual Report to Stockholders containing audited financial statements for the year ended December 31, 2004, is being mailed herewith to all stockholders of record. Additional copies are available without charge on request. Requests should be addressed to the Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford Connecticut, 06901-3238.

HEXCEL CORPORATION

Stamford, Connecticut
April 15, 2005

Annex A

HEXCEL CORPORATION
MANAGEMENT INCENTIVE COMPENSATION PLAN
As Amended and Restated on March 31, 2005

I.  Purpose

        The purpose of this Hexcel Corporation Management Incentive Compensation Plan (the "Plan") is to advance the interests of Hexcel Corporation (the "Company") by providing an incentive for those key employees who have a direct, measurable opportunity to advance the Company's goals and promote the growth and long-range interests of the Company. In addition, it is intended that the Plan create linkage between performance and compensation, align management's interests with the interests of stockholders and encourage team management and corporate success. A further purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162 (m) of the Internal Revenue Code in order to preserve the Company's tax deduction for compensation paid under the Plan to "Covered Employees" (as defined in Section 162(m)).

II.  Definitions

        (a)   "Affiliate" of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. The term "Control" shall have the meaning specified in Rule 12b-2 under the Exchange Act.

        (b)   "Award" shall mean the amount (if any) payable to a Participant in respect of a Plan Year pursuant to the Plan.

        (c)   "Beneficial Owner" (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act.

        (d)   "Board" shall mean the Board of Directors of the Company.

        (e)   "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company.

        (f)    "Change in Control" shall have the meaning given in Article XV hereof.

        (g)   "Committee" shall mean the Compensation Committee of the Board (or any duly authorized subcommittee thereof) or such other committee of the Board as may be designated from time to time to administer the Plan.

        (h)   "Disability" shall mean that, as a result of the Participant's incapacity due to physical or mental illness or injury, the Participant shall not have performed all or substantially all of the Participant's usual duties as an employee for a period of more than one-hundred-fifty (150) days in any period of one-hundred-eighty (180) consecutive days.

        (i)    "Eligible Employee" shall mean any officer or employee of the Company or a Subsidiary.

        (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (k)   "GBU" shall mean a global business unit of the Company as designated by its Board.

        (l)    "Participant" shall mean any Eligible Employee who is approved by the Committee, in its sole discretion, for participation in the Plan in any Plan Year.

        (m)  "Performance Goals" shall mean measures of performance based on one or more criteria established by the Committee which must be met during the Plan Year as a condition of a Participant's receipt of an Award in respect of such Plan Year. Such criteria may relate to the performance of the Company, a Subsidiary, a GBU, any subsection of the Company's business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria, and shall be based on one or more of the following:

  (I)
  earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all of interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof); and

  (II)
  any other performance measure which the Committee deems appropriate, as well as individual performance objectives.

        The Committee shall have the authority to make appropriate adjustments in Performance Goals to reflect the impact of unusual, non-recurring or extraordinary income or expense not reflected in such goals at the time they are set. For purposes of the Plan, unusual, non recurring or extraordinary income or expense shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, PCAOB or adopted by the Company or its subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) the refinancing or repurchase of bank loans or debt securities, (7) the impact of capital expenditures, (8) the impact of the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (9) charges related to the conversion of some or all of convertible securities to common stock; and (10) such other items as may be prescribed by Section 162(m) of the Internal Revenue Code and the treasury regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

        (n)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

        (o)   "Plan" shall mean this Hexcel Corporation Management Incentive Compensation Plan, as amended from time to time.

        (p)   "Plan Year" shall mean each calendar year during which the Plan is in effect.

        (q)   "Qualified Award" shall mean an Award to a Covered Employee which is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

        (r)   "Restricted Stock Units" shall mean the units in which an Award is partially or wholly payable pursuant to Article VI hereof and which are issuable pursuant to the Hexcel Corporation Management Stock Purchase Plan.

        (s)   "Stock" shall mean shares of common stock of the Company, par value $.01 per share.

        (t)    "Stockholders Agreement" shall mean any stockholders agreement, governance agreement or other similar agreement between the Company and a holder or holders of Voting Securities.

        (u)   "Subsidiary" shall mean any corporation, partnership, limited liability company or other business entity of which 50% or more of the equity interests is owned or controlled, directly or indirectly, by the Company.

        (v)   "Target Incentive Award" shall have the meaning given in Section V(A) hereof.

        (w)  "Voting Securities" means Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

III.  Administration

        Administration of the Plan shall be by the Committee, which shall, in applying and interpreting the provisions of the Plan, have full power and authority to construe, interpret and carry out the provisions of the Plan. All decisions, interpretations and actions of the Committee under the Plan shall be at the Committee's sole and absolute discretion, and shall be final, conclusive and binding upon all parties. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

IV.  Eligibility for Participation

        The Committee shall have full and complete discretion in determining which Eligible Employees may be Participants in the Plan in any Plan Year. Participation in the Plan in any Plan Year shall not confer any right on any Participant to participate in any subsequent Plan Year.

V.  Determination of Awards

        A.    Establishment of Target Incentive Awards and Performance Goals.    No later than ninety (90) days after the beginning of a Plan Year the Committee shall establish for each Participant (i) an award (a "Target Incentive Award") for such Plan Year and the applicable Performance Goals in respect of such Plan Year and (ii) the amount of Award payable under the Plan as a percentage (which may exceed one hundred (100%) percent) of the Target Incentive Award, derived from the degree of achievement of the applicable Performance Goals. Any Committee (including any subcommittee) taking any such action with respect to a Qualified Award to a Covered Employee shall be composed of two or more persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Performance Goals established by the Committee may be (but need not be) different each Plan Year and different Performance Goals may be applicable to different Participants. As soon as practicable after the establishment of the Target Incentive Award and Performance Goals, each Participant shall be notified in writing of such Target Incentive Award and the corresponding Performance Goals. Performance Goals applicable to a Qualified Award must be based on one or more of the criteria set forth in paragraph (I) in the definition of Performance Goals, and must be objectively determinable. Performance Goals applicable to any Award other than a Qualified Award may be based on one or more of the criteria set forth in paragraphs (I) and (II) of the definition of Performance Goals.

        B.    Amount of Award Payable Normally.    The Committee shall determine the Award payable to each Participant from the degree of achievement of the applicable Performance Goals. The Committee may, in its sole discretion (a) increase the amount of any Award otherwise payable to any Participant (other than with respect to a Qualified Award) or (b) decrease or eliminate the amount payable to a Participant (including with respect to any Qualified Award), in each case to reflect such Participant's individual performance or such other factors as the Committee deems relevant, or in recognition of changed or special circumstances. The amount of the Award payable to any Covered Employee for any Plan Year shall not exceed $3,000,000. If a Covered Employee has elected payment of a portion of such Award in Restricted Stock Units ("RSUs") pursuant to Section VI(B) hereof, the amount of the Award, for purposes of the preceding sentence, shall be calculated by valuing the RSU portion as if each RSU were a share of Stock valued at fair market value on the date the Award is payable.

        C.    Amount of Award with Change of Employment Status.    In the event of a change in employment status of a Participant (other than with respect to a Qualified Award) during the Plan Year, the Committee may, in its sole discretion, adjust the Award determinants for the Participant based upon the Participant's new status.

        D.    Amount of Award with Termination of Employment or Change in Control.    Except as otherwise provided in this paragraph, payment of an Award to a Participant for a particular Plan Year shall be made only if the Participant is employed by the Company or one of its Subsidiaries on the last day of the Plan Year. Notwithstanding any other provision of the Plan, in the case of a Participant's voluntary termination of employment with the Company or a Subsidiary, the Committee may, in its sole discretion, authorize the full or partial payment of an Award for such Plan Year, if the Participant was actively employed for at least six months during the Plan Year. In the case of a Participant's separation from service due to Disability or death or, in the case of a Participant's involuntary termination of employment by the Company or a Subsidiary other than for Cause, a Participant shall be entitled to receive an Award, prorated for the period of active employment with the Company or a Subsidiary during the Plan Year, payable in accordance with Article VI below. Any Participant who is terminated during a Plan Year for Cause shall not receive an Award for such Plan Year. In the case of a Change in Control of the Company during a Plan Year, a Participant shall be entitled to receive an Award, prorated for the period of active employment with the Company or a Subsidiary during such Plan Year and prior to the Change in Control, computed as if applicable Performance Goals had been attained at the one hundred (100%) percent level and payable in cash no later than the fifth (5th) day following the Change in Control.

VI.  Payment of Awards

        A.    Timing of, and Right to, Payment.    Except as provided in the last sentence of Section V(D) hereof, an Award which becomes payable to a Participant pursuant to Article V hereof shall be paid to the Participant (or the Participant's estate in the event of the Participant's death) as soon as practicable after the close of the Plan Year and certification by the Committee of the degree of achievement of the relevant Performance Goals. Except as provided in the last sentence of Section V(D) hereof, no Participant shall have the unconditional right to an Award hereunder until the Plan Year has concluded and the exact amount of the Award (if any) has been determined and certified by the Committee.

        B.    Payment in Cash and/or Restricted Stock Units.    At the election of each Participant who has been designated by the Committee as a participant in the Hexcel Corporation Management Stock Purchase Plan, up to fifty (50%) percent of the Participant's Award for any Plan Year shall be paid in Restricted Stock Units pursuant to, and subject to the terms and conditions of, the Management Stock Purchase Plan; provided, however, that the Participant's Award for any Plan Year in which a Change in Control occurs shall be paid totally in cash. The Committee, in its discretion, may permit a Participant in the Management Stock Purchase Plan who first becomes employed by the Company or a Subsidiary during a given Plan Year to elect to have up to one-hundred (100%) percent of the Participant's Award for such Plan Year paid in such Restricted Stock Units. The number of Restricted Stock Units to be paid to a Participant shall be calculated in accordance with the Management Stock Purchase Plan. Payment of the balance of the Participant's Award for such Plan Year (or all thereof if no election of Restricted Stock Units is made by the Participant) shall be made in cash. Payments of portions of any

Awards made in Restricted Stock Units pursuant to the Management Stock Purchase Plan may be referred to therein as "purchases" of such Restricted Stock Units.

VII.  Deferral Elections

        The Committee may, at its option, establish written procedures pursuant to which Participants are permitted to defer the receipt of Awards payable under the Plan.

VIII.  Amendment and Termination of Plan

        The Compensation Committee of the Board reserves the right, at any time including during a Plan Year, to amend, suspend or terminate the Plan, in whole or in part, in any manner, and for any reason, and without the consent of any Participant, or other person; provided, that no such amendment, suspension or termination shall adversely affect the payment of any Award for a Plan Year ending prior to the action amending, suspending or terminating the Plan or the payment of any Award payable pursuant to the last sentence of Section V(D) hereof or the rights of a Participant pursuant to any agreement with the Company or any Subsidiary.

IX.  Governing Law

        The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

X.  Miscellaneous Provisions

        Nothing contained in the Plan shall give any employee the right to be retained in the employment of the Company or a Subsidiary or affect the right of the Company or a Subsidiary to dismiss any employee. The Plan shall not constitute a contract between the Company or a Subsidiary and any employee. Unless approved by the Committee in respect of a particular Plan Year, no Participant shall have any right to be granted an Award hereunder. Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

XI.  No Alienation of Benefits

        Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of a Participant, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

XII.  No Right, Title or Interest in Company's Assets

        Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust of any kind, or fiduciary relationship between the Company or a Subsidiary and any Participant or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate funds shall be established, and no segregation of assets shall be made, to assure payment thereof.

XIII.  No Stock Subject to the Plan

        No shares of Stock shall be reserved for, or issued under, the Plan. To the extent that Awards are paid in Restricted Stock Units, each Restricted Stock Unit shall be issued under, and subject to the terms and conditions of, the Management Stock Purchase Plan.

XIV.  Change in Control

        Unless otherwise specified by the Committee at the commencement of a Plan Year, for purposes of the Plan the term "Change in Control" shall mean any of the following events:

          (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of 40% or more of either (a) the then outstanding Stock of the Company (the "Outstanding Common Stock") or (b) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the "Total Voting Power"); excluding, however, the following: (i) any acquisition by the Company or any of its Controlled Affiliates, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates and (iii) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (3) below; or

          (2)   a change in the composition of the Board such that the individuals who, as of March 31, 2005, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was made or approved pursuant to the terms of each then existing Stockholders Agreement or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered a member of the Incumbent Board; or

          (3)   there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction (a) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Common Stock and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (b) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or

          (4)   the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

XV.  Interpretation

        The Plan is designed and intended to comply with Section 162 (m) of the Internal Revenue Code with respect to all Qualified Awards granted under this Plan, and the Plan shall be construed in a manner to so comply.

XVI. Effective Date and Term

        On March 31, 2005, the Compensation Committee of the Board of Directors adopted this amended and restated Plan subject to the approval of the stockholders of the Company. This amended and restated Plan shall become effective upon approval by the stockholders of the Company (the "Effective Date"). Notwithstanding the foregoing, all Target Incentive Awards and Performance Goals outstanding prior to this amendment and restatement shall remain outstanding under the terms of the Plan as in effect prior to the Effective Date.

Annex B

HEXCEL CORPORATION
2003 INCENTIVE STOCK PLAN
As Amended and Restated March 31, 2005

I. Purpose

        The Hexcel Corporation 2003 Incentive Stock Plan (the "Existing Plan") was approved by the Board on December 12, 2002 and adopted on March 18, 2003 by the stockholders of the Corporation as an amendment and restatement of the Old Incentive Stock Plan and the Old Broad Based Plan (the Old Incentive Stock Plan together with the Old Broad Based Plan to be collectively referred to as the "Amended and Restated Plans"), and was amended and restated effective as of June 3, 2004. The Existing Plan combined the Amended and Restated Plans into one plan and increased the number of shares available under the Amended and Restated Plans. Upon the adoption by stockholders of the Existing Plan on the Original Effective Date, each Award (as defined in the Amended and Restated Plans) which was outstanding under either of the Amended and Restated Plans became an Award outstanding under the Existing Plan, and continued to be subject to the same terms and conditions to which such Award was subject prior to the adoption of the Existing Plan.

        This amended and restated Hexcel Corporation 2003 Incentive Stock Plan (this "Plan") was approved by the Compensation Committee of the Board on March 31, 2005 subject to stockholder approval.

        The Plan is intended to attract, retain and provide incentives to Employees, officers, Directors and consultants of the Corporation, and to thereby increase overall stockholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares, other stock-based awards or any combination of the foregoing to the eligible participants.

II. Definitions

        (a)   "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock, all on a stand-alone, combination or tandem basis, as described in or granted under the Plan.

        (b)   "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under the Plan.

        (c)   "Board" means the Board of Directors of the Corporation.

        (d)   "Committee" means the Compensation Committee of the Board (or any duly authorized subcommittee thereof) or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.

        (e)   "Common Stock" means the $.01 par value common stock of the Corporation.

        (f)    "Corporation" means Hexcel Corporation, a Delaware corporation.

        (g)   "Director" means a member of the Board.

        (h)   "Employee" means an employee of the Corporation or a Subsidiary.

        (i)    "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

        (j)    "Fair Market Value" means the closing price for the Common Stock as reported in publications of general circulation from the New York Stock Exchange Consolidated Transactions Tape on such date, or, if there were no sales on the valuation date, on the next preceding date on which such closing price was recorded; provided, however, that the Committee may specify some other definition of Fair Market Value in good faith with respect to any particular Award.

        (k)   "GBU" shall mean a global business unit of the Corporation as designated by the Board.

        (l)    "Old Broad Based Plan" means the Hexcel Corporation 1998 Broad Based Incentive Stock Plan, dated as of February 5, 1998, as amended on February 3, 2000, February 1, 2001 and January 10, 2002

        (m)  "Old Incentive Stock Plan" means the Hexcel Corporation Incentive Stock Plan, dated as of February 21, 1996, which Plan was amended and restated January 30, 1997, further amended on December 10, 1997, further amended on March 25, 1999, further amended on December 2, 1999, amended and restated on February 3, 2000, amended and restated on December 19, 2000, and further amended on January 10, 2002

        (n)   "Original Effective Date" means March 18, 2003.

        (o)   "Participant" means an Employee, officer, Director or consultant who has been granted an Award under the Plan.

        (p)   "Performance-Based Award" shall have the meaning ascribed to such term in the last paragraph of Section VI(i).

        (q)   "Performance Goals" shall mean objective measures of performance based on one or more criteria established by the Committee. Such criteria may relate to the performance of the Corporation, a Subsidiary, a GBU, any subsection of the Corporation's business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of performance to the performance of a peer group of entities or other external measure of the selected performance criteria, and shall be based on one or more of the following: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all of interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof).

        The Committee shall have the authority to make appropriate adjustments in Performance Goals to reflect the impact of unusual, non-recurring or extraordinary income or expense not reflected in such goals at the time they are set. For purposes of the Plan, unusual, non recurring or extraordinary income or expense shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, PCAOB or adopted by the Corporation or its subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Corporation or its subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) the refinancing or repurchase of bank loans or debt securities, (7) the impact of capital expenditures, (8) the impact of the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (9) charges related to the conversion of some or all of convertible securities to common stock; and (10) such other items as may be prescribed by Section 162(m) of the Internal Revenue Code and the treasury regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

        (r)   "Qualified Award" shall mean an Award to a Covered Employee (as defined in Section 162(m) of the Internal Revenue Code) which is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

        (s)   "Subsidiary" shall mean any corporation, partnership, limited liability company or other business entity of which 50% or more of the equity interests is owned or controlled, directly or indirectly, by the Corporation.

III. Eligibility

        Any Employee, officer, Director or consultant of the Corporation or a Subsidiary selected by the Committee is eligible to receive an Award pursuant to Section VI hereof.

IV. Plan Administration

        (a)   Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, Directors and consultants in the Plan and, except as otherwise required by law or the Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of the Plan, objectives and the attainment thereof with respect to Performance-Based Awards, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant. Any Committee (including any subcommittee) taking any such action with respect to any officer or director (as such terms are used in Rule 16b-3(a) under the Exchange Act) shall be composed of two or more persons, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. Any Committee (including any subcommittee) taking any such action with respect to one or more Qualified Awards shall be composed of two or more persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

        (b)   The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

        (c)   The Committee shall have the authority at the time of the grant of any Award to provide for the conditions and circumstances under which such Award shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the time at which any Award becomes exercisable. The Committee shall have the authority to cancel an Award (with the consent of the Participant holding such Award) on such terms and conditions as the Committee shall determine.

V. Capital Stock Subject to the Provisions of the Plan

        (a)   The capital stock subject to the provisions of the Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section XI, and subject to Section V(c) below, the maximum number of shares of Common Stock that shall be available for grants of Awards under the Plan shall be 14,233,848, which, as of the Original Effective Date, included (i) 8,483,918 shares of Common Stock subject to outstanding grants of Awards under the Plan, and (ii) 5,749,930 shares of Common Stock available for future grants of Awards under the Plan.

        (b)   The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

        (c)   There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this Section V, all of the following: (i) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (ii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI. Awards Under The Plan

        The Board or Committee may grant Awards, including but not limited to the following types of Awards, each of which may be granted under the Plan on a stand-alone, combination or tandem basis:

        (a)   Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

        (b)   Incentive Stock Option. An Award which may be granted only to Employees in the form of a stock option which shall comply with the requirements of Internal Revenue Code Section 422 or any successor section as it may be amended from time to time. The exercise price of any incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the incentive stock option Award. Subject to adjustment in accordance with the provisions of Section XI, the aggregate number of shares which may be subject to incentive stock option Awards under the Plan shall not exceed the maximum number of shares provided in paragraph (a) of Section V above. To the extent that the aggregate Fair Market Value of Common Stock with respect to which options intended to be incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options shall be treated as options which are not incentive stock options.

        (c)   Stock Option in lieu of Compensation Election. A right given with respect to a year to a Director, officer or key Employee to elect to exchange annual retainers, fees or compensation for stock options.

        (d)   Stock Appreciation Right. A right which may or may not be contained in the grant of a stock option or incentive stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price or other specified amount contained in the Award Agreement. Such right may be payable in cash, Common Stock, or any combination thereof.

        (e)   Restricted Shares. A transfer of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

        (f)    Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

        (g)   Stock Award. An unrestricted transfer of ownership of Common Stock.

        (h)   Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

        (i)    Performance-Based Award. A Performance-Based Award is any Award of the type listed in subsections VI(a) through VI(h) above that is based, in whole or in part, upon the attainment of one or more objectives. The Committee shall establish with respect to each Performance-Based Award the applicable objectives. The objectives established by the Committee may be (but need not be) different each time the Committee grants one or more Performance-Based Awards and different objectives may be applicable to different Participants. An objective shall not be deemed to have been attained until the Committee certifies as to its attainment. To the extent that a Performance-Based Award is intended to be a Qualified Award, the objectives must be based on one or more Performance Goals, and the attainment of such Performance Goals shall be objectively determinable.

VII. Award Agreements

        Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

VIII. Other Terms and Conditions

        (a)   Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will, by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant. No Award granted under the Plan shall be subject to execution, attachment or process.

        (b)   Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

        (c)   Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

        (d)   No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

        (e)   Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

        (f)    Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

        (g)   Maximum Awards. The maximum number of shares of Common Stock with respect to which options and stock appreciation rights may be granted in any single calendar year to any single Participant under the Plan is equal to the maximum number of shares provided for in paragraph (a) of Section V.

IX. Termination, Modification and Amendments

        (a)   The Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that no amendments to the Plan which require stockholder approval under applicable law, rule or regulation shall become effective unless the same shall be approved by the requisite vote of the Corporation's stockholders.

        (b)   No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X. Recapitalization

        The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the per share price thereof set forth in each outstanding Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities or other consideration available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI. No Right to Employment

        No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder or in any other agreement applicable between a Participant and the Corporation or a Subsidiary.

XII. Governing Law

        To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

XIII. Savings Clause

        The Plan is intended to comply in all aspects with applicable laws and regulations. In case any one more of the provisions of the Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

XIV. Effective Date and Term

        On March 31, 2005, the Committee adopted the Plan subject to shareholder approval. Effective as of the date of shareholder approval of the Plan, the Plan shall replace the Existing Plan, but all Awards granted under the Existing Plan shall remain outstanding pursuant to the terms thereof.

        The Plan shall terminate on the tenth anniversary of the date of shareholder approval of the Plan. No Awards shall be granted after the termination of the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

HEXCEL CORPORATION

May 19, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

        Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Electionof directors (check one box only):			2.	Approval of the Hexcel Corporation Management Incentive Compensation Plan.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O Joel S. Beckman O H. Arthur Bellows, Jr. O David E. Berges	3.	Approval of the Hexcel Corporation 2003 Incentive Stock Plan	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Jeffrey C. Campbell O Sandra L. Derickson O James J. Gaffney	4.	PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O Sanjeev K. Mehra O Peter M. Sacerdote O Robert J. Small O Martin L. Solomon	5.	To transact such other business as may properly come before Annual Meeting and any adjournment or postponement thereof.
			Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. PROXIES WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED OR IN THE ABSENCE OF INSTRUCTIONS, WILL BE VOTED FOR EACH OF THE NOMINEES SET FORTH IN ITEM 1 AND FOR ITEMS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HEXCEL CORPORATION

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 19, 2005

This Proxy is Solicited by the Board of Directors of Hexcel Corporation

        The undersigned stockholder of Hexcel Corporation ("Hexcel") hereby appoints David E. Berges, Stephen C. Forsyth and Ira J. Krakower and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all shares of Common Stock of Hexcel held of record by the undersigned on March 31, 2005 at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 19, 2005 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 15, 2005, receipt of which is hereby acknowledged.

(Continued and to be signed on the reverse side)

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TABLE OF CONTENTS
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
MANAGEMENT INCENTIVE COMPENSATION PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN
2003 INCENTIVE STOCK PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2003 INCENTIVE STOCK PLAN
PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Stockholder Return
AUDIT COMMITTEE REPORT
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
HEXCEL CORPORATION MANAGEMENT INCENTIVE COMPENSATION PLAN As Amended and Restated on March 31, 2005 I. Purpose
HEXCEL CORPORATION 2003 INCENTIVE STOCK PLAN As Amended and Restated March 31, 2005
I. Purpose
II. Definitions
III. Eligibility
IV. Plan Administration
V. Capital Stock Subject to the Provisions of the Plan
VI. Awards Under The Plan
VII. Award Agreements
VIII. Other Terms and Conditions
IX. Termination, Modification and Amendments
X. Recapitalization
XI. No Right to Employment
XII. Governing Law
XIII. Savings Clause
XIV. Effective Date and Term
ANNUAL MEETING OF STOCKHOLDERS OF HEXCEL CORPORATION May 19, 2005